UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

POTLATCHDELTIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

POTLATCHDELTIC CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 1, 2023

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

March 28, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of PotlatchDeltic Corporation will be held online in a virtual-only meeting format on Monday, May 1, 2023, at 9:00 a.m. Pacific Daylight Time. Eligible stockholders will be able to attend the meeting online, vote their shares electronically and submit questions during the meeting by logging in at www.virtualshareholdermeeting.com/PCH2023. Stockholders will not be able to attend the meeting in person.

We are holding this meeting to:

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elect the four director nominees named in the proxy statement to PotlatchDeltic Corporation’s Board of Directors;
•
ratify the appointment of KPMG LLP as our independent auditors for 2023;
•
approve, by an advisory vote, named executive officer compensation;
•
approve, by an advisory vote, the frequency of future advisory votes on executive compensation;
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approve an amendment to our Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million; and
•
transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 10, 2023 as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the sections titled “Annual Meeting Information - Voting” and “Instructions for the Attending the Annual Meeting” of the accompanying proxy statement.

By Order of the Board of Directors,

Michele L. Tyler

Vice President, General Counsel

& Corporate Secretary

PotlatchDeltic Corporation
601 West First Avenue, Suite 1600
Spokane, WA 99201-0603	WWW.POTLATCHDELTIC.COM

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Stockholders on May 1, 2023

The Annual Meeting on May 1, 2023 at 9:00 a.m. Pacific Daylight Time is available at www.virtualshareholdermeeting.com/PCH2023.

The PotlatchDeltic Corporation Proxy Statement and 2022 Annual Report to Stockholders
are available online at www.proxyvote.com and www.potlatchdeltic.com

ANNUAL MEETING INFORMATION

This proxy statement and the enclosed proxy card are being furnished to stockholders of PotlatchDeltic Corporation in connection with the solicitation of proxies by our Board of Directors for use at the 2023 Annual Meeting of Stockholders, which is described below. We expect to mail this proxy statement, the Notice of Meeting, and the form of proxy enclosed, on or about March 28, 2023.

Date, time and place of the meeting

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held online in a virtual-only meeting format on Monday, May 1, 2023, at 9:00 a.m. Pacific Daylight Time. There will be no physical meeting location.

If you plan to participate in the Annual Meeting, please see the section entitled “Instructions for Attending the Annual Meeting.” Stockholders will be able to listen, vote and submit questions from their home or from any remote location that has Internet connectivity. Stockholders may participate online by logging in at www.virtualshareholdermeeting.com/PCH2023. A replay of the webcast will be available on the Investor Relations page of our website at www.potlatchdeltic.com until May 1, 2024.

A list of the names of stockholders of record entitled to vote at the Annual Meeting will be available ten days prior to the Annual Meeting at PotlatchDeltic Corporation, Office of the Corporate Secretary, 601 West First Avenue, Suite 1600, Spokane, WA 99201-0603. In addition, the list will be available during the entire time of the Annual Meeting on the annual meeting website at www.virtualshareholdermeeting.com/PCH2023. As always, we encourage you to vote your shares prior to the Annual Meeting.

The purpose of the meeting is to vote upon five proposals. These proposals and the vote required for approval of each proposal are as follows:

Election of Directors. The first proposal requests the election of the four director nominees named in this proxy statement to our Board. Because this is an uncontested election, the affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director.

Independent Auditor. The second proposal requests the ratification of the appointment of KPMG LLP as our independent auditors for 2023. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of our independent auditors.

Executive Compensation. The third proposal requests a non-binding, advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to approve, by an advisory vote, named executive officer compensation.

Frequency of Voting. The fourth proposal requests a non-binding, advisory vote regarding the frequency of future advisory votes on executive compensation. The frequency (every 1, 2 or 3 years) receiving the greatest number of votes by those present virtually or by proxy and entitled to vote will be considered the frequency recommended by the stockholders.

Increase in Authorized Shares. The fifth proposal requests approval to amend our Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million (100,000,000) to 200 million (200,000,000). The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote is required to approve the amendment.

The inspector of election will tabulate affirmative and negative votes, frequency votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes (described below under the heading Shares held in “street” or “nominee” name) will not be counted in determining the number of votes necessary for approval, other than with respect to the vote to amend the Third Restated Certificate of

Incorporation to increase the number of authorized shares of common stock, for which broker non-votes will be counted as a vote "against" the proposal.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote

FOR each director nominee name in this proxy statement

FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2023

FOR advisory approval of our named executive officer compensation

FOR advisory approval for the frequency of future advisory votes on executive compensation every “one year”

FOR approval of the amendment to our Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million (100,000,000) to 200 million (200,000,000).

Who may vote

Stockholders who owned common stock at the close of business on March 10, 2023, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Quorum

On March 10, 2023, the record date, we had 79,915,922 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares outstanding on the record date are present either virtually or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Proxy solicitation

Certain of our directors, officers and employees and our proxy solicitor, Broadridge Financial Solutions, Inc. (Broadridge), also may solicit proxies on our behalf by mail, phone, fax, email or in person. We will bear the cost of the solicitation of proxies, including Broadridge’s fee of approximately $67,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of PotlatchDeltic stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of votes—Inspector of Election

We will act as the inspector of election at the Annual Meeting.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with PotlatchDeltic (in your name):

•
Via Internet. Go to www.proxyvote.com and follow the instructions for voting before the Annual Meeting date. You may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/PCH2023 and following the instructions. (See the section titled “Instructions for Attending the Annual Meeting” in this proxy statement.) You will need to enter your

Control Number by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
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By Telephone. Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter your Control Number by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
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In Writing. If you received printed proxy materials in the mail and wish to vote by mail, complete, sign and date your proxy card, and return it in the postage paid envelope that was provided to you to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

Shares held in a PotlatchDeltic 401(k) Savings Plan (through Empower):

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Via Internet. If you own shares of PotlatchDeltic Corporation as a participant in the PotlatchDeltic Hourly 401(k) Plan or the PotlatchDeltic Salaried 401(k) Plan, go to www.proxyvote.com and follow the instructions. You will need to enter your Control Number printed on the voting instruction form you received.
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By Telephone. Call toll free 1-800-690-6903 and follow the instructions. You will need to enter your Control Number printed on the voting instruction form you received.
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In Writing. Complete, sign, and date the proxy card that was mailed to you, and return it in the envelope that was provided to you to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.
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IMPORTANT NOTE TO 401(k) SAVINGS PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on April 26, 2023 in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares. If you do not provide voting instructions, the trustee will vote your 401(k) Plan shares in the same proportion as the 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•
You may receive a separate voting instruction form with this proxy statement from your bank, broker or nominee, or you may need to contact your bank, broker or nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote online during the Annual Meeting, go to www.virtualshareholdermeeting.com/PCH2023 and follow the instructions. See “Instructions for Attending the Annual Meeting” in this proxy statement. You will need to enter your Control Number. If you do not have a Control Number, please contact your bank, broker or nominee. If you are the beneficial owner of shares held in “street name” by a broker, then the broker must vote those shares in accordance with your instructions. If you do not give specific voting instructions to the broker, under Nasdaq rules your broker cannot vote your shares on “non-discretionary” items. On “non-discretionary” items for which you do not give voting instructions, the votes will be considered “broker non-votes.”
•
The election of directors is a “non-discretionary” item. This means that the election of directors may not be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.
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The advisory vote to approve executive compensation and the advisory vote to approve the frequency of future advisory votes on executive compensation are also “non-discretionary” items and may not be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.
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The vote to approve an amendment to our Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock is a “discretionary” item. This means that this proposal may be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.
•
The ratification of the appointment of KPMG LLP as our independent auditors for 2023 is also a “discretionary” item. This means that this proposal may be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

If you return your proxy card by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR the election of the four nominees for director named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2023, FOR advisory approval of our executive compensation, FOR holding advisory votes on executive compensation every “one year,” and FOR the approval of an amendment to our Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million (100,000,000) to 200 million (200,000,000). If you have any questions or need assistance in voting your shares, please contact Broadridge toll-free at 1-800-690-6903.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy by voting online during the Annual Meeting. Online attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in a PotlatchDeltic 401(k) Savings Plan (through Empower), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If you are a stockholder whose shares are held in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Annual Meeting attendance

We cordially invite and encourage all of our stockholders to attend the Annual Meeting online. (See “Instructions for Attending the Annual Meeting” in this proxy statement.) Persons without a Control Number and persons who are not stockholders may attend the Annual Meeting as guests, but they will not have the option to vote shares, ask questions or examine our list of stockholders of record.

Other matters presented at the Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on such matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated unanimously by our Board of Directors at the recommendation of our Nominating and Corporate Governance Committee in accordance with the Committee’s Director Nomination Policy and our Corporate Governance Guidelines.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to vote against any nominee or abstain from voting for any nominee. Ms. Breard and Messrs. Cremers, DeCosmo and Peiros are now members of the Board. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at the Annual Meeting for a Term Expiring in 2026:

Linda M. Breard

Age 53, a director since October 2015

Eric J. Cremers

Age 59, a director since March 2013

James M. DeCosmo

Age 64, a director since September 2022

Lawrence S. Peiros

Age 67, a director since February 2003

The affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1.

BOARD OF DIRECTORS

The Board of Directors is authorized to fix the number of directors within the range of 7 to 15 members, and has fixed the number at 10. At the Annual Meeting, you and the other stockholders will elect four individuals to serve as directors until the 2026 Annual Meeting. See “Proposal 1 - Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our directors who will be continuing directors as of the date of this proxy statement, the year each of them became a director, their principal occupation or employment for at least the past five years, and certain of their other directorships. In addition, set forth below for each director is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director for the company. If you do not select a voting preference, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director.

As shown below in our Board Diversity Matrix, three of our ten directors (30%) are females, and one of our ten directors (10%) identified ethnic diversity.

Board Diversity Matrix (As of March 1, 2023)
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
Hispanic or Latinx	1	0
White	2	7

Directors Who are Military Veterans: 1

In addition, each of our directors has skills and experience in one or more aspects of environmental, social and governance (“ESG”) matters, including

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business ethics and compliance;
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governance;
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cybersecurity, data security and privacy;
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social responsibility, including human capital and health and safety; diversity, equity and inclusion;
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culture;
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talent development;
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environmental sustainability,
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climate;
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regulatory and public policy matters; and
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risk management.

Six of our ten directors have diversity, equity and inclusion skills, two of our ten directors have climate skills, and six of our ten directors have environmental sustainability skills. See “Our Commitment to ESG - ESG Skills of Directors.”

Nominees for Election at this Meeting for a Term Expiring in 2026 (Class III)

Linda M. Breard (age 53) has been a director since October 2015. Ms. Breard had been a consultant with Impinj, a publicly traded technology company, from March 2018 through December 2020. She served as CFO Consultant/Interim CFO of Impinj until a new CFO was hired, effective February 17, 2020, after which she transitioned to a new role as Strategic Consultant to the CEO, where she had continued responsibility for human resources, IT and facilities and worldwide operations through the end of 2020. From February to July 2017, Ms. Breard served as Executive Vice President and Chief Financial Officer of Kaiser Permanente Washington, which provides health insurance and medical care. Previously, Ms. Breard served as Executive Vice President and Chief Financial Officer of Group Health Cooperative, a health maintenance organization, from February 2016 until it was acquired by Kaiser Permanente in February 2017. Prior to that, Ms. Breard, a certified public accountant, served as Chief Financial Officer of Quantum Corporation, a publicly traded data storage company, from 2011 to 2016. Ms. Breard joined Quantum in 2006 when Quantum acquired Advanced Digital Information Corporation, a publicly traded data storage company, where she held a Vice President role. Ms. Breard also served as Senior Vice President of Finance, IT and Facilities at Quantum from 2009 to 2016, and as Senior Vice President of Human Resources and Corporate Communications from 2012 to 2016. Ms. Breard has served as a director of Insight Enterprises, Inc., a publicly traded Fortune 500 global technology company since February 2018, where she is the audit committee chair and serves on the compensation committee.

Through her service as Chief Financial Officer of various publicly traded companies and major health care organizations over the past decade, Ms. Breard has substantial capital markets and financial reporting expertise as well as an understanding of internal controls. She also has significant oversight and executive-level management experience having been responsible for IT, facilities, human resources, corporate communications, operations and supply chain management in addition to her Chief Financial Officer responsibilities.

Eric J. Cremers (age 59) has been a director since March 2013 and our President and Chief Executive Officer since January 2021. Mr. Cremers also served as President and Chief Operating Officer from March 2013 through December 2020, Chief Financial Officer from March 2013 through August 2013, and Executive Vice President and Chief Financial Officer from February 2012 to March 2013. Mr. Cremers joined the company in 2007 as Vice President and Chief Financial Officer.

Mr. Cremers has strong strategic planning and financial analysis skills, including evaluating investment opportunities and mergers and acquisitions. He also has experience operating in the domestic forest and wood products industries. As our President and Chief Executive Officer, former President and Chief Operating Officer, and former Chief Financial Officer, Mr. Cremers has a deep understanding of all aspects of our business and operations. In addition, Mr. Cremers has experience managing a REIT, with an operational understanding of the requirements associated with maintaining REIT status.

James M. DeCosmo (age 64) has been a director since September 14, 2022, the date of the merger of CatchMark Timber Trust, Inc. (“CatchMark”) with our wholly owned subsidiary (the “CatchMark Merger”). Mr. DeCosmo served as the President and Chief Executive Officer of Forestar Group Inc., a real estate company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015. Prior to Forestar’s spin-off from Temple-Inland Inc. in 2007, Mr. DeCosmo served as Temple-Inland’s Group Vice President from 2005 to 2007; Vice President, Forest, responsible for operations and management of 2.2 million acres, from 2000 to 2005; and Director of Forest Management from 1999 to 2000. Prior to joining Temple-Inland, Mr. DeCosmo held various land management positions throughout the southeastern United States. Mr. DeCosmo also served as a member of the board of directors of CatchMark from April 2020 to September 2022.

Mr. DeCosmo’s extensive experience in the management of timberlands, combined with his experience serving as a Chief Executive Officer and a director of, and otherwise managing, organizations engaged in the ownership, acquisition and management of timberlands, enable Mr. DeCosmo to effectively carry out his duties and responsibilities as a director.

Lawrence S. Peiros (age 67) has been a director since February 2003. From 1981 until 2013, Mr. Peiros was employed by The Clorox Company, a publicly traded global consumer packaged goods company. He served as Executive Vice President and Chief Operating Officer of Clorox from 2007 until his retirement in 2013. Previously, he served as Group Vice President of Clorox, a position he held from 1999 to 2007. Mr. Peiros served as a director of Annie’s, Inc., a publicly traded natural food company from 2013 until it was acquired by General Mills in 2014. He also served as a director of Ross Stores, Inc., a publicly traded clothing retailer, from 2013 to 2019. In 2018, he was appointed as a director of Once Upon A Farm, an organic, fresh food start-up.

Mr. Peiros is a seasoned business leader with significant experience in global business operations, marketing, sales, product supply, and research and development. As a senior executive at a major consumer products company, Mr. Peiros regularly interacted with the investment community and held leadership roles in industry associations. Mr. Peiros’ service on the boards of two other public companies has provided him with additional corporate governance, leadership and oversight experience.

Directors Continuing in Office until 2025 (Class II)

Anne L. Alonzo (age 64) has been a director since December 3, 2021. Ms. Alonzo was Senior Vice President, External Affairs and Chief Sustainability Officer of Corteva AgriScience, a publicly traded agricultural chemical and seed company, from April 2020 until August 2021. From January 2016 until April 2020, she was President and Chief Executive Officer and a member of the Board Executive Committee of the American Egg Board. Previously, Ms. Alonzo served in various leadership positions at the U.S. Department of Agriculture, Agricultural Marketing Service and Kraft Foods, Inc. (now Mondelez International, Inc.). In addition, in 2022, she earned a Certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education.

Ms. Alonzo’s significant experience in ESG matters (including sustainability, diversity, equity and inclusion, governance, regulatory matters, and risk and crisis mitigation), strategy, and supply chain, as well as her public company experience, provides valuable insight to the Board in its oversight of the company.

Michael J. Covey (age 65) has been a director since February 2006. Mr. Covey also served as our Chief Executive Officer from February 2006 through December 2020 and as President and Chief Executive Officer from February 2006 to March 2013. Mr. Covey has also been Chairperson of the Board since January 2007, continued as Executive Chairperson of the Board from January 2021 until November 2022, and then has continued as non-executive Chairperson of the Board since December 2022. Prior to joining PotlatchDeltic in 2006, he was employed for 23 years by Plum Creek Timber Company, Inc., a REIT formerly traded on NYSE until it was acquired by Weyerhaeuser Company in 2016, where he served as Executive Vice President from 2001 until shortly before joining PotlatchDeltic in 2006. Mr. Covey served as a director of Esterline Corporation, a publicly traded aerospace manufacturing company from May 2017 until March 2019, when it was acquired by TransDigm Group, Inc.

As our former Chief Executive Officer, Mr. Covey has a deep understanding of all aspects of our business and operations. Mr. Covey has a strong background in timberlands, real estate and forest products, with extensive executive-level experience in financial and operational management of timberlands and wood products and other manufacturing facilities. In addition, Mr. Covey has experience managing a REIT, with an operational understanding of the requirements associated with maintaining REIT status. We believe Mr. Covey’s deep knowledge of our industry, his comprehensive understanding of our business and operations and his experience serving on another public company’s board enable him to facilitate the Board’s oversight role.

R. Hunter Pierson, Jr. (age 71) has been a director since February 20, 2018, the date of the merger of Deltic Timber Corporation (“Deltic”) with our wholly owned subsidiary (“Deltic Merger”). Mr. Pierson had been a member of the Deltic board of directors since December 1999 and, as a result, is intimately familiar with Deltic’s history and operations since its spin-off from Murphy Oil Corporation. Following ten years as a commercial lending officer serving large private and public companies at First National Bank of Commerce, which is now JPMorgan Chase, Mr. Pierson has been engaged since 1981 in private investments, including timberlands, commercial real estate development, and securities. Mr. Pierson has served on the Board of Tulane University since September 2009.

Mr. Pierson’s career in banking, which included analyzing financial statements and analyzing credit risks, as well as his investment experience in timberlands and commercial real estate development, provide a broad base of relevant financial and operations experience to our Board. Mr. Pierson’s knowledge of Deltic, acquired through years of service to the company, provides invaluable insight to the Board in its oversight of the company’s assets and operations.

Mr. Pierson will serve as a director until his mandatory retirement on December 31, 2023 pursuant to Article IV, Section 2 of the Company’s Bylaws after he reaches the mandatory retirement age of 72.

Directors Continuing in Office until 2024 (Class I)

William L. Driscoll (age 60) has been a director since January 2004. He is currently a partner with Lincoln Park Partners, a private commercial real estate and management company and serves as President of the Tacoma Venture Fund, LLC, a seed stage venture fund focused on the Pacific Northwest. Mr. Driscoll has served as Chairman of Clearwater Management Company, a registered investment adviser, since June 2016.

Mr. Driscoll has extensive experience with evaluating, establishing and managing major commercial relationships such as joint ventures, with particular skills in real estate and commercial property management. In addition, Mr. Driscoll has strong strategic planning and financial analysis skills, including global purchase and supply chain management skills. He also has experience operating in the domestic and international forest and wood products industries and serving on the board of a data security company.

D. Mark Leland (age 61) has been a director since February 20, 2018, the date of the Deltic Merger. Mr. Leland had been a director of Deltic since June 2016 and served as Deltic’s Interim President and Chief Executive Officer from October 10, 2016 through March 8, 2017. Mr. Leland has served on the board of directors of Equitrans Midstream Corporation, a publicly-traded natural gas company since January 2020. Mr. Leland served on the board of directors of the general partner of Rice Midstream Partners, a publicly traded energy company from December 2014 until it was acquired by EQM Midstream Partners in July 2018. Mr. Leland served on the board of directors of Kayne Anderson Acquisition Corp., a publicly traded special purpose acquisition company, from March 2017 until it was merged into Altus Midstream Company, a publicly traded Permian-to-Gulf Coast midstream company in November 2018. Mr. Leland then served on the Board of Altus Midstream until February 2022 when it merged with BCP Raptor Holdco LP to create Kinetik Holdings Inc., a publicly traded midstream company. Mr. Leland has served on the Board of Kinetik Holdings since the February 2022 merger. Mr. Leland served on the board of directors of the general partner of Oiltanking Partners, L.P., a publicly traded tank storage company from June 2012 until its merger with Enterprise Products in February 2015 and on the board of directors of KiOR, Inc., a publicly traded renewable fuels company from 2013 to 2015. Mr. Leland served as Executive Vice President and Chief Financial Officer of El Paso Corporation, a natural gas and energy company formerly traded on NYSE from 2005 to 2009, as President of El Paso’s midstream business unit from 2009 to 2012, and as Director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012. Mr. Leland also previously served as Executive Vice President and Chief Financial Officer of El Paso Corporation from 2005 to 2009. He served as Executive Vice President and Chief Financial Officer of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Senior Vice President and Chief Operating Officer of the general partner of GulfTerra Energy Partners, L.P. for 2003, and as Senior Vice President and Controller from 2000 to 2003.

Mr. Leland’s extensive executive, operational, and financial experience including his certifications as an Internal Auditor and Management Accountant, as well as his prior service as Deltic’s Interim President and CEO and his experience on the boards of directors of several publicly traded companies, provides invaluable insight to the Board in its oversight of the company’s assets and operations.

Lenore M. Sullivan (age 65) has been a director since February 20, 2018, the date of the Deltic Merger. Ms. Sullivan had been a director of Deltic since June 2015. Ms. Sullivan is a retired partner from Perella Weinberg Partners where she served as portfolio manager for the firm’s Agility Real Return Asset Fund from 2007 to 2009. She served on the Investment Advisory Committee of the Employee Retirement System of Texas from 2010 to 2019 and previously served as the Associate Director for the Real Estate and Finance and Investment Center at the University of Texas at Austin from 2002 to 2007. From 2000 to 2002, she was Vice President of Hunt Private Equity Group, Inc. and from 1992 to 2000 she was President and co-owner of Stonegate Advisors, a private equity firm. From 1995 to 1996, Ms. Sullivan was Chief Financial Officer of Canizaro Interests and from 1990 to 1992 she was Vice President, Treasurer and acting Chief Financial Officer of Wyndham Hotel Group. Ms. Sullivan holds a Master of Business Administration from Harvard University. Ms. Sullivan served on the board of HFF, Inc., a publicly traded real estate financial services company from 2007 until it was acquired by Jones Lang LaSalle Incorporated in June 2019. She has served on the boards of RREEF America II REIT, a privately held REIT, since 2015 and RREEF’s Core Plus Industrial Fund since 2017. Ms. Sullivan served on the board of Parkway Properties, Inc., a formerly publicly traded REIT from 2003 until 2011.

Ms. Sullivan’s extensive knowledge of real estate, financing and related capital markets as well as her corporate financial experience in analyzing and evaluating financial statements and her executive experience supplements the Board’s extensive collective expertise in these areas. Ms. Sullivan’s service on the board of other publicly traded companies has provided her with additional corporate governance and oversight experience.

CORPORATE GOVERNANCE

PotlatchDeltic Corporation is committed to sound principles of corporate governance and high ethical standards. Our Board reevaluates our policies on an ongoing basis to ensure they address our company’s needs. Information is provided below regarding certain key corporate governance and ethics policies and practices which we believe enable us to manage our business in accordance with sound principles of corporate governance and high ethical standards and in the best interests of our stockholders. Our corporate governance documents and policies may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then selecting the appropriate link. You may also obtain a printed copy of any of the materials referred to below by contacting us at the following address:

PotlatchDeltic Corporation

Attention: Corporate Secretary

601 West First Ave., Suite 1600

Spokane, Washington 99201

Telephone: (509) 835-1500

Corporate Governance Guidelines; Corporate Conduct and Ethics Code

Our Board of Directors and management operate within our comprehensive plan of corporate governance that defines our Board’s and executives’ responsibilities, sets high standards for their professional and personal conduct and provides for monitoring of their compliance with those responsibilities and other legal standards. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. In addition, all committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Corporate Conduct and Ethics Code, or Ethics Code, which provides ethical standards and policies that apply to all of our directors, officers and employees. Our Ethics Code requires that our directors, officers and employees avoid conflicts of interest, comply with laws and other legal requirements, conduct business honestly and ethically, provide full and accurate reporting to us and otherwise act with integrity and in the company’s best interests. We have also established procedures so that complaints regarding our accounting and auditing matters, conflicts of interests, securities law compliance and other matters can be submitted confidentially and anonymously. See “Communications with Directors” below.

The Ethics Code and the Governance Guidelines may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then selecting the appropriate link.

Majority Voting in Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present virtually or by proxy and entitled to vote for the election of directors. As provided in our Bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation. If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Corporate Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Nominees for Director

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their ability to act on behalf of all stockholders and their character, judgment, diversity of experience and business acumen. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our Board members are independent under Nasdaq rules, as required by our Governance Guidelines, and that at least one Board member meets the criteria for an “audit committee financial expert” under Securities and Exchange Commission, or SEC, rules.

The Nominating Committee periodically consults with the Board to establish, modify and affirm a specific set of skills, professional or business experience, and attributes that should be represented on the Board of Directors and recommends to the Board any changes deemed appropriate by the Committee. Annually, in connection with the Board and committee performance evaluations, and when retirements or other changes are expected to occur, the Nominating Committee reviews a written matrix that illustrates these desired qualities and matches them with individual members of the Board to assess how well these qualities are currently represented on the Board or if there are any gaps. From time to time, when the Nominating Committee concludes that one or more gaps exist, it will seek to find a director candidate who would bring the desired trait to the Board. The Nominating Committee considered the experience (including as a former director of CatchMark), skills, and qualifications of James M. DeCosmo, who was appointed to the Board on September 14, 2022 immediately after the CatchMark Merger. Mr. DeCosmo was selected by CatchMark Timber Trust, Inc. for consideration as a PotlatchDeltic director pursuant to the merger agreement relating to the CatchMark Merger.

Currently, the Committee’s director skill matrix sets forth the following desired backgrounds that should be represented on the Board by at least one director:

•
active or retired publicly traded company chief executive officer or other officer;
•
member of boards of directors of other public companies;
•
forest products industry experience;
•
real estate investment and development experience;
•
management and business strategy expertise;
•
capital markets experience;
•
human resource, compensation and benefits experience; and
•
financial reporting and audit experience.

In addition to seeking highly qualified and dedicated directors, the Board recognizes the value in diversity and endeavors to assemble a Board with diverse backgrounds, skills, professional experience, perspectives, age, race, ethnicity and gender. Accordingly, the Board is committed to actively seeking out diverse candidates, including women and individuals from minority groups, to include in the pool from which new director nominees are selected.

Prior to each annual meeting of stockholders, our Nominating Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wants to continue in service, the Nominating Committee decides not to re-nominate the director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the Nominating Committee considers various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any director search firm engaged by the Nominating Committee and by our stockholders.

The Director Nomination Policy and our Bylaws set forth the process for nomination of directors by stockholders. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our office by the deadline set forth in our Bylaws. Each notice must include the information about the stockholder and the prospective nominee, which must be updated as necessary, as would be required if the stockholder were nominating a person to the Board under our Bylaws, including the following information:

•
the name and address of the stockholder;
•
the number of shares of PotlatchDeltic common stock owned by the stockholder or the prospective nominee, and a description of any derivative or short positions or similar hedging transactions with respect to PotlatchDeltic’s common stock held by the stockholder;
•
a description of any arrangements to which the stockholder is a party with respect to the nomination of the prospective nominee;
•
the name, age, business address and residence address of the prospective nominee;
•
the principal occupation of the prospective nominee;
•
a statement whether the prospective nominee, if elected, intends to tender an irrevocable resignation effective upon (i) his or her failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;
•
a description of all compensation and other relationships during the past three years between the stockholder and the prospective nominee;
•
any other information relating to the prospective nominee or stockholder required to be disclosed pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, or Exchange Act; and
•
the prospective nominee’s written consent to serve as a director if elected.

The company may require any prospective nominee recommended by a stockholder to furnish such other information as may reasonably be required by the company to determine the eligibility of such person to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our Director Nomination Policy and Bylaws regarding director nominations by stockholders. Copies of our Director Nomination Policy and Bylaws may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.”

In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any stockholder that intends to solicit proxies for a director nominee in accordance with SEC Rule 14a-19 under the Exchange Act (the universal proxy rules) must provide notice to the company no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. All but two of our Board members are outside (not current or former employee) directors. The two non-independent directors are Michael J. Covey, who serves as our Chairperson of the Board, and Eric J. Cremers, who serves as our President and Chief Executive Officer.

With the exception of Mr. Covey and Mr. Cremers, the Board has determined that all of our directors are independent within the meaning of applicable Nasdaq corporate governance listing rules and our Director Independence Policy, which may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.” Each of the following committees is composed entirely of independent directors: the Audit Committee, the Nominating and Corporate Governance Committee, and the Executive Compensation and Personnel Policies Committee.

Board Leadership Structure

Mr. Covey serves as Chairperson of our Board and formerly served as our Chief Executive Officer. Lawrence S. Peiros is the Lead Director (also known as the Vice Chair) of our Board and acts as lead director of the independent Board members. The Board has structured the role of our Lead Director to strike an appropriate balance to the Chairperson role and to fulfill the important requirements of independent leadership on the Board. The Lead Director is appointed by the independent directors. The Lead Director’s principal responsibility is to contribute to the independence of the Board in the discharge of its responsibilities including risk oversight. As Lead Director, Mr. Peiros:

•
presides at all meetings of the Board at which the Chairperson is not present;
•
presides at executive sessions of the independent directors;
•
may call special meetings of the Board;
•
consults with the Chairperson in the development of meeting agendas;
•
acts as a facilitator in effectively communicating director concerns, agenda items and issues to management;
•
coordinates communications between the independent directors and stockholders and other interested parties;
•
helps the Chairperson facilitate full and candid Board discussions;
•
collaborates with the Nominating and Corporate Governance Committee on matters related to Board effectiveness and independence;
•
works with the Chairperson and the committee Chairs in developing and monitoring the Board’s overall approach to governance issues; and
•
coordinates the annual performance evaluation of the Board.

Our Board has determined that the leadership structure of the Board, in particular having Mr. Covey serve as the Chairperson and Mr. Peiros serve as the Lead Director, is appropriate and in the best interests of the company. This structure allows the Board’s meeting agendas to be established, in consultation with a lead director, by an individual with a deep understanding of our business and operations. Given the size of the Board and the scope of our business, Mr. Covey’s insight into our business relative to his role as Chairperson enables him to facilitate the Board’s oversight role. Mr. Peiros’s participation in the agenda setting process, together with his presiding over executive sessions, contributes to the independence of the Board in the discharge of its responsibilities.

At each of its regular meetings and, as necessary, special meetings, the Board meets in executive session without members of management present. Each committee of the Board also schedules an executive session without members of management present as necessary for regularly scheduled meetings and, when appropriate, for special meetings.

Risk Oversight

Our company has an enterprise risk management program overseen by senior management. The Board oversees the company’s business, the risks associated with its business, and the steps that senior management is taking to evaluate, manage and mitigate those risks. This oversight is supported by the Board’s leadership structure, which provides for oversight and monitoring of strategic and other material risks by the full Board under the leadership of the Chairperson and the lead independent director, and oversight and evaluation of discrete risks in committees.

The Board also oversees ESG matters, including our environmental management, sustainability strategy, social responsibility, health and safety program performance, public policy, advocacy and government relations, corporate governance policies and practices, diversity, equity and inclusion initiatives, organizational culture and climate-related risks and opportunities. See “Our Commitment to ESG” below.

In accordance with Nasdaq requirements and pursuant to its charter, the Board’s Audit Committee, composed entirely of independent directors, provides oversight on matters relating to accounting, financial reporting, internal controls, auditing, and legal and regulatory compliance activities, including monitoring our compliance with tax and other rules pertaining to REITs, and other matters as the Board deems appropriate. The Audit Committee’s responsibilities include assisting the Board in its oversight of carbon accounting and ESG-related audit matters. Each year, the Audit Committee receives a report on risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations, cybersecurity matters and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee reports periodically to the Board on risk management matters. The Board may also receive updates between meetings from the President and Chief Executive Officer relating to risk oversight matters. In carrying out its responsibilities, the Audit Committee oversees the appointment or replacement and compensation of personnel involved in the internal audit function. The Internal Audit Director reports to the Audit Committee. The Audit Committee reviews with the Internal Audit Director the scope and plan of the work to be done by the internal audit function and the results of such work.

The Audit Committee also:

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establishes procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;
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establishes procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•
discusses with the company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the company’s financial statements or the company’s business or compliance policies, including material notices to, or inquiries received from, governmental agencies;
•
discusses the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including discussing the guidelines and policies to govern the process by which management assesses and manages the company’s exposure to financial risk; and
•
reviews with the Board any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, or the performance of the internal audit function.

The Audit Committee meets at least quarterly with the Internal Audit Director and other members of management.

The Executive Compensation and Personnel Policies Committee, or Compensation Committee, periodically reviews risks associated with our executive compensation program and the risks related to the company’s succession planning process. See “Compensation Discussion and Analysis – Risk Assessment.” Based upon a comprehensive review of the company’s executive compensation program by the Compensation Committee’s independent compensation consultant, see “Compensation Discussion and Analysis – Compensation Consultants,” and the assessment of the company’s compensation programs for all employees by management, which is shared with the Compensation Committee, management does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, the Compensation Committee assists the Board in its oversight of our policies and strategies relating to human capital management, including diversity, equity and inclusion, and talent recruitment, development, and retention.

Our Commitment to ESG

The table below illustrates some of our practices to incorporate ESG policies into our business operations.

Category	Practice
ESG Reporting and Governance
•
We issued our 2021 ESG Report in May 2022, highlighting our commitment to environmental stewardship, human capital management, supporting our communities, and creating sustainable value. The report was prepared in alignment with the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. In addition, we identified our core UN Sustainable Development Goals and incorporated highlights and initiatives for each core goal into the report.
•
We issued our inaugural 2021 Carbon and Climate Report in September 2022, describing our carbon record including our estimated carbon removals and our estimated Scope 1, Scope 2, and Scope 3 greenhouse gas (GHG) emissions. In addition, we evaluated our potential physical timberlands risks using climate scenario analysis.
•
We updated our website with a section on Our ESG Commitment.
•
We appointed a Chief ESG Officer in 2022. Anna Torma, Vice President, Public Affairs and Chief ESG Officer, provides senior leadership on ESG reporting and reports regularly to the Board on ESG matters and initiatives.
•
Our ESG Working Group and ESG Management Committee meet regularly to work on ESG initiatives and analyses.
•
We enhanced our disclosures in the 2022 Annual Report on Form 10-K with respect to our ESG strategy, goals, and practices, and risks regarding cybersecurity.
•
We submitted our responses to the full CDP Forests Questionnaire in 2022.
•
We updated our mission and values with input across the organization, strengthening our ESG commitments in 2022.
•
We have an established ESG governance system that develops our ESG strategy and goals, with oversight by the Board. An enterprise-wide risk management and control framework identifies, assesses and mitigates where possible material risks facing the company, including ESG related risks, such as climate change.

ESG Goals and Targets
•
Each executive’s individual performance plan contains, among other goals, safety, environmental and/or diversity objectives.
•
We established 2030 GHG reduction targets in accordance with the non-FLAG Science Based Target initiative (SBTi) from a 2021 baseline, including:
▪
42% reduction for Scope 1 and Scope 2 emissions and
▪
25% reduction in Scope 3 value chain emissions.
•
We committed to a goal to achieve net-zero GHG emissions by 2050, including the development of non-FLAG SBTi 2050 GHG reduction targets.

Board Composition
•
Our Board is committed to diverse representation in its membership and leadership. Currently the Board has three female directors, one of whom is ethnically diverse and two of whom are committee chairs, and one director who is a military veteran.
▪
Three (or 30%) of our 10 directors are women.
▪
Three (or 38%) of our 8 independent directors are women.
▪
Two (or 67%) of our 3 committee chairs are women.
▪
One (10%) of our 10 directors is ethnically diverse.
▪
One (or 10%) of our 10 directors is a military veteran.

ESG Skills of Directors
•
Each of our directors has skills and experience in one or more aspects of ESG, including business ethics and compliance; governance; cybersecurity, data security and privacy; social responsibility, including human capital and health and safety; diversity, equity and inclusion; culture; talent development; environmental sustainability; climate; regulatory and public policy matters; and risk management. Key highlights include the following:
▪
Six of our ten directors have diversity, equity and inclusion skills.
▪
Two of our ten directors have climate skills.
▪
Six of our ten directors have environmental sustainability skills.
▪
One of our directors earned a Certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education in 2022.

Governance Documents and Policies
•
We updated our Corporate Governance Guidelines and our Committee Charters to enhance our disclosures on our Board’s and Committees’ oversight of ESG matters.
•
We updated our Corporate Governance Guidelines to reflect the Board’s oversight of sustainability strategy, public policy and government relations, and health and safety program performance.
•
Our Director Nomination Policy and Corporate Governance Guidelines provide that, in connection with the selection of director candidates, the Board is committed to actively seeking out diverse candidates, including women and individuals from minority groups, to include in the pool from which new director nominees are selected.
•
We updated the Nominating and Corporate Governance Committee's Charter to provide that the Committee assists the Board in the development of the company's approach to corporate governance issues, including but not limited to the Board's oversight of the company's overall compliance with applicable environmental laws and operating permits, and works with the Audit Committee on environmental compliance issues that could have a material financial effect on the company.
•
Our Executive Compensation and Personnel Policies Committee Charter reflects the Committee’s current practice of assisting the Board in its oversight of our policies and strategies relating to human capital management, including diversity and inclusion. We updated the Committee’s Charter to also cover oversight of equity and talent recruitment, development and retention.
•
We updated our Audit Committee Charter to provide for the Committee’s oversight of carbon accounting and ESG-related audit matters.
•
We have a Diversity, Equity and Inclusion Policy.
•
We have a Human Rights Policy.
•
We have a Supplier Code of Conduct.
•
We have a Forest Stewardship Policy.

Employee Workforce Diversity and Inclusion
•
Diversity and inclusion are a fundamental part of our values and we are proud to be an equal opportunity employer. We strive to employ a workforce that is representative of the communities in which we operate and continue to incorporate diversity initiatives designed to increase the representation of women and underrepresented racial and ethnic groups into our policies and practices including those related to hiring, employee development, and succession planning.
•
Our Timberlands and Wood Products operations are located in rural communities where the economy is driven by the timber industry and our workforce reflects the demographics of those localities.
•
We provide diversity, equity and inclusion training for our employees and ask them to affirm that they have reviewed our Diversity, Equity, and Inclusion Policy.
•
We believe in the importance of pay equity and we participate in annual wage surveys to gain a better understanding of how the labor market changes over time. The average variance in median pay between men and women by pay grade is less than 2% across the company.
•
At December 31, 2022, women represented 33% of our executives, 32% of our salaried workforce, 13% of our hourly workforce and 18% of our total workforce. Overall, 20% of our workforce is comprised of individuals that identify as a member of one or more racial minority groups.
•
At December 31, 2022, military veterans represented 6% of our workforce.

Shareholder Engagement
•
We maintain regular engagement with our shareholders. During 2022, members of executive management met with shareholders owning approximately 58 percent of outstanding active institutional ownership. These engagements included video and telephone conference calls covering topics such as company strategy, business fundamentals, capital allocation priorities, growth, and ESG. We discuss key themes and feedback with the Board to keep them apprised of shareholder views, insights and trends.
•
We also have ongoing engagement with our stakeholders and recently completed our second ESG materiality assessment survey. The survey was sent to over 100 stakeholders, including employees, the members of our board, contractors, customers, recreational leaseholders, industry associations and an environmental non-governmental organization. We plan to use the information from the survey to assist us in identifying new areas of focus and prioritizing our ESG efforts.

Health, Safety and Quality Matters and Response to Pandemic
•
Four of our seven facilities have been recognized by voluntary protection programs in partnership with the Occupational Safety & Health Administration for excellence in occupational health and safety.
•
In 2022, our Bemidji, Minnesota mill received an Outstanding Achievement Award, a Minnesota Safety Council Governor’s safety award recognizing excellence in workforce safety and health.
•
In 2022, our St. Maries, Idaho plywood mill received three awards from the American Plywood Association relating to three-year safety improvement, annual safety and health, and the safest company for member companies with three or fewer plywood mills.
•
Each of our lumber mills in Waldo and Warren, Arkansas received the Challenge Level Award, an Arkansas Governor’s Quality Award for demonstrating practices for pursuing performance excellence.
•
We remain committed to prioritizing the health and well-being of our employees and their families, our customers, suppliers and the communities in which we operate in light of the COVID-19 pandemic. We continue to monitor the recent spread of new COVID-19 variants and adjust our onsite work policies and procedures where necessary.

Climate Change and Environmental Matters
•
We reported 2021 estimated Scope 1, Scope 2 and Scope 3 GHG emissions in 2022.
•
We view forests as a part of the solution to climate change. In 2022, we reported that in 2021, tree growth on our timberlands removed an estimated 6.6 million metric tons of CO2e from the atmosphere.
•
We recognize that climate change could create opportunities through direct, positive impacts on our timberland productivity or indirectly through the development of climate-related policies and markets. Climate risks include increased susceptibility to wildfire, insects and disease, and changing environmental regulations.
•
We are committed to practicing sustainable forest management of our lands through reforestation and third-party certification. These practices promote the health of forest soil, water and aquatic habitat, and biodiversity.
•
We utilize a comprehensive timberland environmental management system, which focuses on continual improvement in achieving our sustainable forest management objectives, and complying with laws, regulations and standards.

]

For additional information on our human capital resources matters, see Part I, Item 1, Business, Environmental, Social and Governance Practices - Social Responsibility Practices, in our 2022 Annual Report, which can be found at www.proxyvote.com and www.potlatchdeltic.com. In addition, our ESG Report, our Climate and Carbon Report and other information on our ESG commitment can be found at www.potlatchdeltic.com.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Audit Committee has adopted a Related Person Transactions Policy that applies to any director or executive officer of the company, any nominee for director, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for review of a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting. The entire Related Persons Transaction Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance.”

There were no transactions with related persons in 2022 that required disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Board Meetings

During 2022, our Board met five times. All of our directors attended 100% of all meetings of the Board and committees on which such director served that were held while the director was a member of the Board. The Board does not have a policy requiring director attendance at annual meetings of the stockholders. Four of our then directors attended the 2022 Annual Meeting of Stockholders.

Committees of the Board

Our Board currently has three standing committees, as described below. The current charters of each of these committees may be viewed by going to our website at www.potlatchdeltic.com, selecting “Investors,” and then “Corporate Governance.”

The following table shows the current membership of each Committee:

Name	Audit Committee	Executive Compensation and Personnel Policies Committee	Nominating and Corporate Governance Committee
Anne L. Alonzo	X
Linda M. Breard	X (Chair)	X
James M. DeCosmo*	X
William L. Driscoll		X
D. Mark Leland	X	X (Chair)
Lawrence S. Peiros		X	X
R. Hunter Pierson			X
Lenore M. Sullivan	X		X (Chair)

*Mr. DeCosmo was appointed to the Audit Committee in September 2022.

Audit Committee

Our Audit Committee is responsible for assisting the Board in its oversight of our accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities, including monitoring our compliance with the tax and other rules pertaining to REITs, and other matters as the Board deems appropriate. In accordance with Nasdaq requirements and pursuant to its charter, the Audit Committee also provides risk oversight as described above under the heading “Risk Oversight.” In addition, the Audit Committee is responsible for assisting the Board in its oversight of carbon accounting and ESG-related audit matters. The Audit Committee has sole authority to retain, compensate and terminate our independent registered public accounting firm and our Internal Audit Director. In addition, the Audit Committee oversees and administers our Related Person Transactions Policy described above under the heading “Transactions with Related Persons.” The Committee has appointed KPMG LLP as our independent registered public accounting firm and pre-approves its audit fees and non-audit services and fees in accordance with criteria adopted by the Committee. Further, the Audit Committee reviews and makes recommendations to the Board with respect to financings and other financial matters, reviews and approves the company’s use of uncleared interest rate and commodity swaps, and acts based on the Board’s delegation of authority with respect to specific financing transactions.

Our Board has determined that all members of our Audit Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy, and that all members are “financially literate.” The Board also has determined that Committee Chair Linda M. Breard is an “audit committee financial expert” as defined by Securities and Exchange Commission (SEC) rules.

Our Audit Committee met eight times in 2022. See “Audit Committee Report” in this proxy statement for a description of the Committee’s activities during 2022.

Executive Compensation and Personnel Policies Committee

Our Compensation Committee oversees our executive compensation and benefits programs and general personnel policies and practices for our executives. See “Compensation Discussion and Analysis” for a discussion of the Committee’s role in setting executive compensation and the role of compensation consultants. The Compensation Committee also helps determine our management succession planning and annually reviews the performance of our Chief Executive Officer. In addition, the Compensation Committee assists the Board in its oversight of our policies and strategies relating to human capital management, including diversity, equity and inclusion, and talent recruitment, development and retention. Further, the Compensation Committee reviews the “Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion in the proxy statement to the full Board for approval. Our Board has determined that all members of our Compensation Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy. Our Compensation Committee met four times in 2022.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, as described under the heading “Nominees for Director,” and for developing and recommending to the Board corporate governance principles and related policies. It also oversees our compensation and benefits paid to our directors, assists the Board in the development of the company's approach to corporate governance issues, including but not limited to the Board's oversight of the company's overall compliance with applicable environmental laws and operating permits, and works with the Audit Committee on environmental compliance issues that could have a material financial effect on the company. The Board has determined that all members of our Nominating Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy. Our Nominating Committee met five times in 2022.

Compensation Committee Interlocks and Insider Participation

D. Mark Leland, Linda M. Breard, William L. Driscoll and Lawrence S. Peiros served as members of our Compensation Committee during 2022. None of the members of the Compensation Committee is or has ever been an officer or employee of the company or its subsidiaries. During 2022, none of the members of the Compensation Committee was an executive officer of a business entity for which an executive officer of the company served as a member of the compensation committee or as a director.

Communications with Directors

Stockholders may contact our Lead Director or our non-management directors by email or by regular mail, as follows:

Email:	Non-managementdirectors@potlatchdeltic.com
Mail:	Lead Director or Non-Management Directors
c/o Corporate Secretary
PotlatchDeltic Corporation
601 West First Avenue, Suite 1600 Spokane, WA 99201

All communications received will be processed by our Corporate Secretary. We forward all proper communications to the intended non-management director or directors. The Lead Director of the Board of Directors is responsible for facilitating an appropriate response. These procedures may also be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” then “Governance Documents,” and then “Director Communications Policy.”

Our Audit Committee has established procedures to address complaints and concerns about our accounting, internal controls and auditing matters for two different groups: (a) employees, who may receive confidential and anonymous treatment at their option, and (b) third parties (such as competitors, vendors and customers), who are not entitled to confidential and anonymous treatment. All such complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline numbers are available by going to our website at www.potlatchdeltic.com, and selecting “About,” and then “Contacts/Hotlines.”

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board regarding non-employee director compensation. To assist with this review, the Committee engages an independent compensation consultant to perform periodic reviews of our non-employee director compensation program, which include an analysis of market trends and best practices and peer comparisons. The compensation program for our non-employee directors was last reviewed and revised effective May 2021 in consultation with Semler Brossy Consulting Group, LLC. No changes to the program were made for 2022, except as described below with respect to the compensation of our non-employee Chairperson of the Board. Our philosophy regarding directors’ compensation is to provide our directors a fair compensation package that is tied to the services they perform and is comparable to director compensation levels of companies of our size. Our key objectives are to recruit and retain the best directors that we can and to align our directors’ interests with those of our stockholders.

In connection with the Nominating Committee’s recommendation and the Board’s approval that Michael J. Covey continue on the Board as non-employee Chairperson of the Board following his retirement as an employee in November 2022, Semler Brossy, at the direction of the Nominating Committee, analyzed compensation data of non-employee board chairpersons of companies of comparable size to our company (from the 2021-2022 NACD survey) and peer company data. The consultant’s analysis concluded that pay for non-executive chairs varies widely and identified a range of non-executive chair premiums for companies of our size, recognizing the wide range of responsibilities across the market. The Committee also considered the compensation that Mr. Covey received as an employee and Executive Chairperson of the Board. As a result, effective December 2022, the Nominating Committee recommended, and the Board approved, a supplemental annual retainer for the non-employee Chairperson of the Board of $105,000, which was in the middle of the range recommended by the consultant, and which, combined with other compensation as a director, resulted in a reduction in Mr. Covey's compensation from his Executive Chair role of 28%.

Mr. Covey served as an employee-director of the company through November 2022, and Eric J. Cremers served as an employee-director of the company the whole year. Neither of them received compensation for their services as a director during their employment period. Mr. Covey’s compensation as an employee through November 2022 and as a non-employee director during December 2022 is shown below. For compensation received by Mr. Cremers, who was a named executive officer for 2022, please see “Executive Compensation Tables-2022 Compensation-Summary Compensation Table.”

2022 Director Compensation

The following table sets forth certain information with respect to 2022 compensation for each of the company’s directors other than Mr. Cremers.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anne L. Alonzo	87,000	110,000	—	—	197,000
Linda M. Breard	114,500	110,000	—	—	224,500
Michael J. Covey	15,000	—	—(4)	560,769(5)	575,769
James M. DeCosmo	25,375	—	—	—	25,375
William L. Driscoll	82,500(2)	110,000	—	—	192,500
D. Mark Leland	109,500	110,000	—	—	219,500
Lawrence S. Peiros	112,500(2)	110,000	—	1,500(6)	224,000
R. Hunter Pierson	80,000	110,000	—	—	190,000
Lenore M. Sullivan	104,500	110,000	—	—	214,500

(1)
Represents annual retainer fees, as well as any amounts earned for service as non-executive Chairperson, Lead Director or Committee Chair. For Mr. Covey, the amount shown represents the prorated annual retainer fee and prorated supplemental annual Chairperson fee for December 2022 (following his retirement as an employee). For Mr. DeCosmo, the amount shown represents the prorated annual retainer fee and prorated supplemental annual Audit Committee member fee for the period since he joined the Board on September 14, 2022.
(2)
The amounts shown include fees deferred in 2022 pursuant to our Deferred Compensation Plan for Directors II (“Directors Plan”). Messrs. Driscoll and Peiros elected to defer their fees into stock units, and we credited 1,686 and 2,299 stock units to each of their accounts, respectively, for fees deferred in 2022. Such amounts were determined separately for each quarterly payment of the director’s annual retainer fee and supplemental retainer fees, by dividing the fee amount due by the appropriate per share closing stock price pursuant to the plan.
(3)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, but excluding the effect of forfeitures, for the restricted stock units awarded to each non-employee director in 2022. In accordance with FASB Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date, May 5, 2022. The following table sets forth the aggregate number of stock units held by each director as of December 31, 2022 from restricted stock awards, deferrals of cash compensation and restricted stock unit awards, including additional stock units credited as a result of dividend equivalents earned with respect to the stock units.

Director	Common Stock Units
Anne L. Alonzo	2,065
Linda M. Breard	19,389
Michael J. Covey	14,807
James M. DeCosmo	—
William L. Driscoll	79,408
D. Mark Leland	2,065
Lawrence S. Peiros	64,553
R. Hunter Pierson	13,202
Lenore M. Sullivan	13,202

(4)
The aggregate annual change in the actuarial present value of accumulated pension benefits for Mr. Covey under all of our defined benefit pension plans is -$1,383,354. No portion of the amount is attributable to above-market or preferential earnings on deferred compensation.

(5)
For the period from January through November 2022, the amount represents salary of $381,539, 401(k) Plan company match of $12,810, allocation under the 401(k) Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan II of $9,298, and premiums paid for life insurance of $13,504. The amount also includes $143,618 for accrued but unused vacation time as of December 31, 2020 pursuant to a letter agreement dated November 6, 2020 between the company and Mr. Covey.
(6)
Represents company match paid under our Matching Gifts to Education Program.

Retainer and Fees. Our non-employee directors were paid at the following rates:

Annual Retainer Fee	$75,000
Supplemental annual non-employee Chairperson of the Board	$105,000
Supplemental annual retainer fee for Lead Director	$25,000
Supplemental annual retainer fee for Audit Committee Member	$12,000
Supplemental annual retainer fee for Audit Committee Chair	$20,000
Supplemental annual retainer fee for Exec. Comp. & Personnel Polices Committee Member	$7,500
Supplemental annual retainer fee for Exec. Comp. & Personnel Polices Committee Chair	$15,000
Supplemental annual retainer fee for Nominating and Corp. Governance Committee Member	$5,000
Supplemental annual retainer fee for Nominating and Corp. Governance Committee Chair	$12,500

As described above, effective in December 2022, the Board approved a supplemental annual retainer fee for the non-employee Chairperson of the Board.

During 2022, we paid our non-employee directors, or deferred on their behalf, an aggregate total of $730,875 in fees. Directors may defer receiving all or any portion of their fees under the terms of our Directors Plan. When a director elects to defer fees, he or she elects to have those fees converted into common stock units or, if not converted, then credited with annual interest at 120% of the applicable long-term federal rate, with quarterly compounding. The common stock units are credited with additional stock units as a result of dividend equivalents earned with respect to the stock units. During 2022, we also reimbursed directors for their reasonable out-of-pocket expenses for attending Board and committee meetings. Directors are also eligible for reimbursement for educational seminars, conferences and subscriptions related to their service as directors for the company, in accordance with our Director Education Program.

Equity Awards. On May 5, 2022, each of the non-employee directors serving after the meeting was granted restricted stock units under the company’s long-term incentive plan having a value of $110,000 for an aggregate amount of $770,000. Under the terms of the grant, each director received 1,961 restricted stock units based on the price of the common stock on the date of the grant. These restricted stock units vest on the first anniversary of the grant date provided the director’s service has not terminated other than as a result of death, disability or failure to stand for reelection at the next annual stockholder meeting. In anticipation of a non-employee director’s mandatory retirement at the end of the year in which the director reaches age 72, the award may specify that the RSU grant vests upon date of retirement. The restricted stock units are then credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock.

Other Benefits. We provide coverage for directors under our Director and Officer Liability Insurance Policy and Accidental Death and Dismemberment Insurance Policy. In addition, we provide coverage for their spouses under the Accidental Death and Dismemberment Insurance Policy. Directors are eligible to participate in our Matching Gifts to Education Program, available to all company employees, which matches contributions of up to $1,500 per year to eligible educational institutions. We made no donations on behalf of any of our directors to organizations with which any director was affiliated as an executive officer or director in excess of the amounts matched by us under this program.

Director Stock Ownership Guidelines. In order to promote and increase equity ownership by our directors and to further align their interests with those of our stockholders, the Board has adopted stock ownership guidelines that require each non-employee director to own beneficially company shares with a value of at least five times the amount of the director’s annual cash retainer, including common stock units held under the Directors Compensation Plan, by the fifth anniversary of his or her election as a director. As of December 31, 2022, all non-employee directors met their stock ownership requirements or had less than five years' tenure as a director and were in compliance with the guidelines.

SECURITY OWNERSHIP

Security Ownership of More than 5% Stockholders

This table shows the number of shares beneficially owned as of March 1, 2023, by each owner of more than 5% of our common stock. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 79,915,992 shares of our common stock outstanding as of March 1, 2023. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, each owner has sole voting and investment power over the shares shown in this table.

	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Stockholders Owning More than 5%
The Vanguard Group
100 Vanguard Blvd. Malvern, PA 19355	12,127,289(1)	15.18

BlackRock, Inc.
55 East 52nd Street New York, NY 10055	10,260,665(2)	12.84

(1)
Based upon the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The Vanguard Group has sole voting power over 0 shares, shared voting power over 62,526 shares, sole dispositive power over 11,985,226 shares and shared dispositive power over 142,063 shares.

(2)
Based upon the Schedule 13G/A filed with the SEC on January 23, 2023 by BlackRock, Inc. as a parent holding company/control person of the following affiliates: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock International Limited, BlackRock (Luxembourg) S.A, BlackRock Investment Management, LLC, BlackRock Life Limited, BlackRock Japan Co., Ltd, and Aperio Group, LLC. BlackRock, Inc., has sole voting power over 10,057,673 shares and sole dispositive power over 10,260,665 shares.

Security Ownership of Directors and Executive Officers

This table shows the number of shares beneficially owned as of March 1, 2023, by each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 79,915,922 shares of our common stock outstanding as of March 1, 2023. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

Directors and Named Executive Officers	Number of Shares Beneficially Owned (#)	Percent of Class (%)	Common Stock Units (#)(1)
Anne L. Alonzo	—	—	2,065
Darin R. Ball	32,707(2)	*	6,899
Linda M. Breard	—	*	19,389
Michael J. Covey	117,028(3)	*	—
Ashlee Townsend Cribb	—	—	26,802
Eric J. Cremers	154,090	*	43,032
James M. DeCosmo	4,763		—
William L. Driscoll	294,338(4)	*	79,878
D. Mark Leland	18,538	*	2,065
Lawrence S. Peiros	15,841(5)	*	65,194
R. Hunter Pierson	748,533(6)	*	13,202
Jerald W. Richards	52,546(7)	*	19,751
Lenore M. Sullivan	7,711	*	13,202
Michele L. Tyler	12,542(8)	*	8,321
Directors and Executive Officers as a group (18 persons)	1,616,291(9)	2	319,811

* Less than 1%

(1)
These stock units are not actual shares of common stock and have no voting power. The units represent deferred director’s fees for Mr. Driscoll and Mr. Peiros, and annual stock unit awards granted to, or deferred by, directors and officers. Amounts for Messrs. Cremers and Ball and Directors and Executive Officers as a group include restricted stock units from 2021-2023 and 2022-2024 grants that are not subject to forfeiture under the Company’s 2019 Long-Term Incentive Plan and are payable following the respective retirements of Messrs. Cremers and Ball and other executive officers. See “Executive Compensation Tables-Potential Payments Upon Termination or Termination following a Change in Control-Potential Payments Upon Termination in Connection with Retirement, Death or Disability.”
(2)
Includes 5,122 shares of common stock held for Mr. Ball’s individual account under our 401(k) employee savings plan.
(3)
Comprised of the following: (i) 116,768 shares of common stock held in a trust, of which Mr. Covey and his spouse are co-trustees; and (ii) 260 shares of common stock held for Mr. Covey’s individual account under our 401(k) employee savings plan.
(4)
Includes 53,584 shares held directly by Mr. Driscoll, 136,078 shares held by trusts of which Mr. Driscoll is a trustee and shares voting power, and 99,078 shares held by trusts of which Mr. Driscoll is a trustee and shares voting and investment power. Also includes 5,231 shares held by a limited liability company of which Mr. Driscoll is manager with both voting and dispositive powers. Mr. Driscoll disclaims beneficial ownership of all shares except those held directly by him. Mr. Driscoll has the power to substitute other assets for 367 PotlatchDeltic Corporation shares in a trust that he has created over which he currently has no voting or investment power.
(5)
These shares are held in a trust under which Mr. Peiros shares voting and investment power with his spouse.

(6)
Includes 86,518 shares held directly by Mr. Pierson and 662,015 shares over which Mr. Pierson’s spouse is a trustee for others and/or are owned by a corporation or other organization of which Mr. Pierson’s spouse is an officer, director, partner or member and has sole or shared investment power. Mr. Pierson disclaims beneficial ownership of all shares except those held directly by him.
(7)
Includes 5,833 shares of common stock held for Mr. Richard’s individual account under our 401(k) employee savings plan.
(8)
Includes 1,390 shares of common stock held for Ms. Tyler’s individual account under our 401(k) employee savings plan.
(9)
Includes an aggregate of 18,929 shares of common stock held for the executive officers’ and Mr. Covey’s benefit under our 401(k) employee savings plan.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2022. In January 2023, D. Mark Leland became aware that his investment advisor, without his knowledge, purchased a total of 185 shares of company common stock with a market value of less than $10,000 in two transactions in 2021, resulting in Mr. Leland owning the shares indirectly. Promptly after Mr. Leland became aware of the purchases, a Form 5 report for 2021 was filed. The Form 5 report for 2021 covering the two transactions was not timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five outside (non-employee) directors, all of whom meet Nasdaq listing standards for audit committee independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. The Committee’s charter is reviewed periodically by the Audit Committee, which recommends appropriate changes to the Board of Directors.

The Committee is responsible for providing oversight on matters relating to PotlatchDeltic’s accounting, financial reporting, internal controls, auditing, cybersecurity, legal and regulatory compliance and financial risk management. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and the reports of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles in the United States and an opinion on the effectiveness of internal control over financial reporting. During fiscal year 2022, the Committee met eight times.

In connection with the audit process, the Committee has received from our independent registered public accounting firm, KPMG LLP, or KPMG, the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Committee also discussed the quality and adequacy of the company’s internal controls with management, the Internal Audit Director and KPMG. The Committee reviewed with KPMG and the Internal Audit Director their respective audit plans, audit scope and identification of audit risks, and reviewed and discussed the results of the internal audit examinations with the Internal Audit Director.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022, with management and with KPMG outside the presence of management. The Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).

Based on these reviews and discussions with management, KPMG and the Internal Audit Director, the Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

The Committee Members

Linda M. Breard (Chair)
Anne L. Alonzo James M. DeCosmo
D. Mark Leland
Lenore M. Sullivan

James M. DeCosmo was appointed to the Audit Committee, effective September 14, 2022.

Fees Paid to Independent Registered Public Accounting Firm in 2022 and 2021

The Audit Committee has considered and determined that the services provided by KPMG in fiscal years 2022 and 2021 are compatible with the auditor independence requirements. The following table shows fees for professional services rendered by KPMG for audit services for the years ended December 31, 2022 and 2021, and fees billed for other services rendered by KPMG during each of these years.

Year	Audit Fees ($)(1)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)(2)
2022	2,003,000	—	—	112,000
2021	1,423,936	—	—	—

(1)
Audit Fees represent fees for the audit of our annual financial statements, the audit of our internal control over financial reporting and reviews of the quarterly financial statements.
(2)
All Other Fees represent fees for a readiness assessment related to ESG information.

The Audit Committee is required to pre-approve the audit, audit related, tax and all other services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all such services in 2021 and 2022 and concluded that such services performed by KPMG LLP were compatible with the maintenance of their independence in the performance of its auditing functions. The Audit Committee Policy for Pre-Approval of Independent Auditor Services and Fees provides for pre-approval of audit, audit-related, tax and other services specifically described by the Policy on an annual basis. A copy of the Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then “Audit Committee Pre-Approval Policy.” Under the terms of the Policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2023

We recommend a vote FOR this proposal.

KPMG LLP, a registered public accounting firm, currently serves as our independent registered public accounting firm and has conducted the audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2022. A summary of the fees paid by us to KPMG in connection with its audits for 2022 and 2021 can be found in the section titled, “Fees Paid to Independent Registered Public Accounting Firm in 2022 and 2021” in this proxy statement.

Based upon its review of KPMG’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2023.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. The listing standards of the Nasdaq Global Select Market provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2023 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent auditors for 2023.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation policies and decisions of the Executive Compensation and Personnel Policies Committee with respect to our senior executives, including the officers named in the Summary Compensation Table (the “named executive officers”). For 2022, our named executive officers and the offices they held were:

•
Eric J. Cremers, President and Chief Executive Officer
•
Jerald W. Richards, Vice President and Chief Financial Officer
•
Ashlee Townsend Cribb, Vice President, Wood Products
•
Michele L. Tyler, Vice President, General Counsel and Corporate Secretary
•
Darin R. Ball, Vice President, Timberlands

Executive Summary

Summary of 2022 Results

2022 was a very successful year for the company. Our total adjusted EBITDDA was our second highest on record. We delivered strong financial results despite a challenging economic environment later in the year, elevated inflation, rising interest rates, large fluctuations in lumber prices and reduced lumber production due primarily to a fire in 2021 at our Ola, Arkansas sawmill. Below is a list of our key 2022 accomplishments.

Subject	Accomplishment
Financial Results
•
The company generated $574.1 million of EBITDDA in 2022 on revenues of $1.3 billion, compared to $652.9 million of EBITDDA in 2021 on revenues of $1.3 billion.
•
Our Timberlands segment harvested 6.5 million tons during 2022, realizing $249.4 million in EBITDDA, including CatchMark operations beginning in mid-September.
•
Our Wood Products division realized $290.9 million in EBITDDA, successfully executed its planned capital projects and shipped 1.0 billion board feet in 2022.
•
Our Real Estate business realized $73.2 million in EBITDDA from robust rural and development real estate sales, including our first CatchMark rural land sale.

Distributions to Shareholders
•
In 2022, we paid dividends of $208 million to our shareholders, including $132 million in quarterly cash dividends and $76 million in a special cash dividend in the fourth quarter.
•
We raised our quarterly dividend 2.3% in the fourth quarter.

Stock Repurchases
•
In August 2022, our Board approved a new $200 million stock repurchase program, which replaced our prior $100 million program. In 2022, we repurchased 1.2 million shares at a total consideration of $55 million.

Financing Matters
•
We refinanced $277.5 million of long-term debt assumed in the CatchMark Merger and a $40 million term loan.
•
We used interest rate swaps to reduce our annual cash interest costs by nearly $9 million, offsetting cash interest costs on the debt we assumed in the CatchMark Merger. This lowered our weighted average cost of debt from 3.1% to 2.4%.

Acquisitions
•
We acquired CatchMark Timber Trust, Inc. through a tax-free merger, adding nearly 350,000 acres of superior site index timberlands in Alabama, South Carolina and Georgia.
•
As of January 31, 2023, we achieved $19 million of CatchMark CAD synergies of total expected CAD synergies of $21 million.
•
We successfully completed the integration of Loutre Land and Timber Company following our acquisition of it through a tax-free merger in December 2021.

Safety	• We met or exceeded our 2022 safety goals with respect to incident and severity rates.

ESG Matters
•
We published our 2021 ESG Report and our inaugural Carbon and Climate Report. See “Our Commitment to ESG” above for information on additional ESG accomplishments.
•
We established 2030 GHG reduction targets in accordance with the non-FLAG Science Based Target initiative (SBTi) from a 2021 baseline, including
▪
42% reduction for Scope 1 and Scope 2 emissions and
▪
25% reduction in Scope 3 value chain emissions.
•
We committed to a goal to achieve net-zero GHG emissions by 2050, including the development of non-FLAG SBTi 2050 GHG reduction targets.
•
In 2022, we appointed a Chief ESG Officer. Anna Torma, Vice President, Public Affairs and Chief ESG Officer, provides senior leadership on ESG reporting and reports regularly to the Board on ESG matters and initiatives.
•
We updated the ESG section of our website to complement our ESG reporting.
•
We disclosed ESG skills of our directors. See “Board of Directors” and “Our Commitment to ESG.”

New Talent	• We elected and onboarded a new director, James M. DeCosmo, a former CatchMark director, following the CatchMark Merger.

A summary of the company’s 2022 performance compared to the company’s financial performance targets for annual incentive awards is set forth below.

	Performance Metric*	2022 Actual** ($ in millions)	2022 Target ($ in millions)	% of Target
Company	FFO	468.0	309.5	151.2
Timberlands	EBITDDA	240.0	182.1	131.8
Wood Products	EBITDDA	290.9	187.1	155.5
Real Estate	EBITDDA	72.6	50.3	144.3

*Funds from operations (FFO) and EBITDDA are non-GAAP financial measures defined on pages 37 and 38.

**Timberlands and Real Estate EBITDDA exclude post-merger EBITDDA generated by CatchMark of $9.4 million and $0.7 million, respectively.

The company’s total shareholder return (“TSR”) during the three-year period from 2020 through 2022 underperformed the median of the group of four forest products companies that we refer to as our “performance peer group” by 4.28%. In addition, our TSR ranked us 20th in the NAREIT All Equity REIT Index Companies. (See “PotlatchDeltic Corporation TSR Comparison – Performance Peer Group” below.)

Summary of Key Compensation Decisions for 2022

2022 Annual Incentive Awards. The company’s FFO for 2022 was $468.0 million or 151.2% of the budgeted target of $309.5 million, which resulted in a calculated multiplier of 2.0. See “2022 Annual Cash Incentive Awards” below.

2020-2022 Long-Term Equity Incentives. The 2020-2022 Long-Term Equity Incentives included, in addition to time-based restricted stock units, performance shares that are earned based on the company’s TSR over a three-year performance period relative to the median TSR of the performance peer group (weighted 50%) and the company’s TSR percentile ranking relative to all companies within the NAREIT All Equity REITs Index (of which we are a member) (weighted 50%) over such performance period. Due to the CatchMark Merger, CatchMark was removed from the peer group. See “2022 Long-Term Equity Incentive Awards – Performance Peer Group.” The company’s annualized TSR for the 2020-2022 performance period was 8.39%, which ranked the company approximately 4.28% below the median performance of the company’s performance peers during the performance period, and the company’s aggregate TSR for the 2020-2022 performance period was 27.35%, which ranked the company at 20th among the NAREIT All Equity REITs Index Companies. These relative TSR outcomes resulted in the vesting of 128.59% of the 2020-2022 Performance Shares awarded to participants under the company’s long-term incentive program, including named executive officers, plus dividends credited pursuant to the terms of the award. See “2022 Long-Term Equity Incentive Awards – PotlatchDeltic Corporation TSR Comparison” below.

Amended and Restated Long-Term Incentive Plan. In May 2022, we adopted our Amended and Restated 2019 Long-Term Incentive Plan, which increased the number of authorized shares available for issuance by 1.4 million shares, as approved by our stockholders at our 2022 Annual Meeting of Stockholders.

Advisory Shareholder Vote. Our stockholders approved the compensation of our named executive officers as described in our 2022 proxy statement with an approval rate of over 96% of the votes cast. See “2022 Stockholder Advisory Vote to approve Executive Compensation” below.

New Scorecard for Annual Incentive Awards for 2023

We adopted a new annual incentive plan, which replaced the prior plan effective January 1, 2023. In February 2023, the Committee approved the use of a scorecard incorporating financial and non-financial goals for annual incentives for 2023. The non-financial goals include a variety of metrics focused on operational and ESG goals tailored to corporate or divisional responsibilities, as appropriate. The nonfinancial goals will account for 20% of the award opportunity and the remaining 80% of the award opportunity will be based on FFO and EBITDDA financial metrics. The resulting achievement is subject to an individual modifier of 0 to 200%, based on individual or company performance.

Summary of Executive Compensation Program and Practices

The Compensation Committee, working with company management, has adopted compensation policies and procedures that represent strong corporate governance, including the following:

✓ Independent Compensation Committee	The Compensation Committee is composed solely of independent directors within the meaning of Nasdaq listing rules relating to compensation committees.
✓ Independent Compensation Consultant

In 2022, the Compensation Committee was advised by Semler Brossy, an independent compensation consultant that provides no other services to the company and has no prior relationship with any of the named executive officers.

✓ Competitive Market Assessments

The Compensation Committee requests that its independent consultant conduct a review of the company’s executive compensation program at least every two years to evaluate whether it is comparable to compensation programs of companies of similar size.

✓ Peer Group Review

The competitive market and the peer group of companies used for TSR comparison in determining performance share outcomes is carefully reviewed annually by the Compensation Committee with input from its independent consultant. Changes to the peer group require Compensation Committee approval.

✓ Annual Stockholder Advisory Vote

The company seeks an annual stockholder advisory vote to approve executive compensation, subject to the Board’s consideration of the results of this year’s advisory vote on the frequency of future advisory votes on executive compensation. The results of the advisory vote on executive compensation are considered by the Compensation Committee in determining executive compensation.

✓ Compensation Risk Assessment

Company management and the Compensation Committee’s independent consultant complete a risk assessment of the company’s executive compensation programs annually to evaluate whether they are designed and administered in a manner that discourages undue risk-taking by executives. The assessment is reviewed by the Compensation Committee.

✓ Double-Trigger Acceleration	A “double trigger” is required before severance benefits are paid and equity awards vest in connection with a change in control event.

✓ Limited Perquisites

The company does not provide excessive perquisites or other personal benefits to officers or senior employees, such as aircraft for personal use, paid parking spaces, or company cars. The company provides payment of premiums for accidental death and dismemberment insurance and may provide tax protection for costs associated with relocation. The company’s health care and other medical insurance programs and its salaried employee 401(k) Plan are the same for all salaried employees, including officers.

✓ Executive Stock Ownership Guidelines

The company has a robust stock ownership policy. The company’s President and Chief Executive Officer is required to achieve minimum stock ownership that is five times his base salary and the other named executive officers are required to achieve minimum stock ownership that is two times their respective base salaries.

✓ Clawback Policy	The company has an incentive compensation recovery policy to recover compensation earned as a result of a material financial restatement that resulted from fraud or misconduct by a company employee.
✓ Hedging Policy	Under the company’s securities compliance and insider trading policy, directors, officers and employees are prohibited from hedging their ownership interest in company securities.
✓ Pledging Policy

Under the company’s securities compliance and insider trading policy, directors and executive officers are prohibited from pledging company securities as collateral except under limited circumstances and with approval by the Compensation Committee.

2022 Stockholder Advisory Vote to Approve Executive Compensation

At our annual meeting of stockholders in May 2022, we held our annual stockholder advisory vote to approve the compensation of our named executive officers (say-on-pay). Our stockholders approved the compensation of our named executive officers as described in our 2022 proxy statement by over 96% of the votes cast. As we evaluated our compensation practices throughout 2022, we considered the strong support our stockholders expressed for our executive compensation program. As a result, the Compensation Committee decided to retain our general approach to executive compensation in 2022.

Compensation Consultants

Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and approve the fees and other retention terms of compensation consultants and other advisers to assist it in its ongoing development and evaluation of company compensation policies and practices and the Committee’s determination of compensation awards. For 2022, the Committee engaged Semler Brossy as its independent compensation consultant. The Compensation Committee’s independent compensation consultant reports directly to the Committee and not to management. Semler Brossy is independent from our company, has not provided any services to our company other than to the Compensation Committee and Nominating Committee and receives compensation from our company only for services provided to the committees. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC rules and has concluded that Semler Brossy’s work has not raised any conflict of interest. The Compensation Committee’s independent compensation consultant:

•
attends Committee meetings upon request;
•
meets with the Committee without management present;
•
provides third-party data, advice and expertise on proposed executive compensation and executive compensation plan designs;
•
reviews briefing materials prepared by management and outside advisers to management and advises the Committee on the matters included in these materials, including the consistency of proposals with the Committee’s compensation philosophy, risks inherent in proposals and comparisons to programs at other companies;
•
prepares for the Committee at least every two years an assessment of the company’s compensation programs, including positioning of the programs in the competitive market, to assist the Committee in its analysis of each component of each of our executive officers’ compensation packages to assess the proper balance and competitiveness of the tools used to accomplish the objective of each compensation component;
•
reviews drafts of the Compensation Discussion and Analysis; and
•
advises the Nominating Committee on director compensation.

All of the decisions with respect to determining the amount and form of executive compensation under our compensation programs are ultimately made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by the Committee’s independent compensation consultant.

Competitive Market Assessments

As part of determining compensation levels for named executive officers, the Committee reviews information regarding the median compensation paid by other companies of comparable size both in our industry and generally. At least every two years, the Committee asks its independent compensation consultant to provide it with a market assessment that utilizes blended market data from the most relevant compensation surveys available. In its review presented to the Committee in December 2022, the consultant referenced the Forest Products Industry Compensation Association Survey for industry-specific market data and a survey from Mercer for general industry market data representing similarly sized companies. The Committee also reviews compensation data from companies within our performance peer group (see “2022 Long-Term Equity Incentive Awards – Performance Peer Group”).

Competitive compensation survey data is gathered by the Committee’s compensation consultant and analyzed to most closely reflect competitive pay levels for companies of comparable size and, where possible, similar business focus to our company.

Management Input

In early 2022, the company’s President and Chief Executive Officer and Vice President, Human Resources recommended to the Compensation Committee changes to base salaries and target amounts for annual cash incentive awards and long-term equity incentive awards for each named executive officer, except the President and Chief Executive Officer. These recommendations were based on the principal duties and responsibilities of each executive officer, competitor pay levels within our industry, pay levels for comparable companies of similar size within regional and national markets, internal pay equity, and individual performance. In addition, our Vice President, Human Resources provided the Committee with a detailed review of the actual results of the company’s corporate and operating divisions compared to the performance goals established at the beginning of the year under our annual incentive plan, and the resulting awards proposed to be made to the named executive officers. In 2022, our President and Chief Executive Officer presented evaluations of executives who reported to him and made recommendations to the Committee regarding executive base salary, annual cash incentive compensation, and long-term equity compensation for executive officers, and a compensation package for an executive whose scope of responsibility expanded. Our President and Chief Executive Officer also recommended performance targets for 2022 for the Compensation Committee to consider.

The Compensation Committee determines any change to the base salary, annual cash bonus and equity awards for the President and Chief Executive Officer based upon its evaluation of such officer’s performance and advice from the Committee’s independent compensation consultant.

Risk Assessment

Company management provides ongoing information to the Compensation Committee regarding aspects of our executive compensation program that could mitigate or encourage excessive risk-taking by company executives. In addition, the Committee periodically requests that its independent compensation consultant provide an assessment of the company’s executive compensation program along with recommended modifications, if any. Among the attributes of our executive compensation program that management and the Committee take into consideration in assessing the risks arising from our compensation policies and procedures are:

•
the balance between annual and long-term incentives;
•
the existence of caps on annual and long-term incentive awards;
•
the use of different metrics for annual and long-term incentive awards;
•
the use of rolling performance periods and laddered equity vesting to reduce pressure on any one performance period or vesting date;
•
the ability of company management and the Committee to consider non-financial and other qualitative performance factors such as safety and environmental performance in determining actual compensation packages;
•
stock ownership guidelines that are meaningful and align our executives’ interests with those of our stockholders;
•
a prohibition on hedging transactions with respect to company securities or pledging (except in limited circumstances and with Compensation Committee preapproval) company securities; and
•
the company’s clawback or Incentive Compensation Recovery Policy.

Compensation Objectives and Elements of Compensation

Compensation Philosophy and Objectives. Our compensation philosophy is to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We also believe that a significant portion of total compensation for our senior executives should be at risk and dependent on the achievement of target levels of performance. In addition, we believe that in order to maintain fiscal discipline, incentive compensation should be subject to thresholds and caps. The key objectives of our compensation program are aimed at helping us to recruit, motivate and retain talented and experienced executives, ensure our incentive compensation is aligned with short-term and long-term company performance and align our employees’ interests with those of our stockholders.

Compensation Components. We balance our executives’ compensation packages among three components, as shown below.

EXECUTIVE COMPENSATION	=	BASE SALARY	+	ANNUAL CASH INCENTIVES	+	LONG-TERM EQUITY INCENTIVES

Salaries are provided to employees as compensation for basic services to the company and to meet the objective of attracting and retaining the talent needed to run our business. Our annual cash incentives reward employees for helping us achieve annual financial targets, and our long-term equity incentives reward employees for helping us to achieve the company’s overall long-term business objectives and perform at a level of TSR that exceeds that of our performance peers. The Compensation Committee also considers the individual’s performance against his or her operational, financial, safety, environmental and/or diversity objectives when approving annual incentive awards for executives. (See “2022 Annual Cash Incentive Awards” below.) We compensate executives with higher levels of responsibility with a higher proportion of at-risk incentive compensation and equity compensation, so their interests are closely aligned with those of our stockholders. Depending upon an executive officer’s pay grade, approximately 51% to 77% of the officer’s compensation is composed of a combination of annual cash incentive target awards based on operational performance goals, and long-term equity incentive target grants. Seventy-five percent of our 2022 long-term incentive awards to our named executive officers vest based on performance, which is measured based on achievement of relative TSR over a three-year period. See “Summary Comparison of 2022 Target and Actual Compensation” below for each named executive officer’s specific compensation mix for 2022.

To ensure fiscal discipline, we set threshold performance levels so that no incentive awards are made if performance results fall below threshold levels, and we set caps on the aggregate amount of incentive compensation that we pay, regardless of actual performance results.

2022 Base Salary

As part of determining executive base salaries, the Compensation Committee reviews information regarding median base salaries for companies of comparable size, both in our industry and more broadly, as well as job performance, long-term potential and tenure. Base salary ranges are established for each pay grade of salaried employees, including our Chief Executive Officer. We determine an executive’s rate of pay within the salary range for his or her position based upon the executive’s level of experience and performance relative to his or her individual performance plan. Each executive’s individual performance plan contains operational, financial, safety, environmental and/or diversity objectives determined by the executive together with his or her supervisor. For 2022, the salaries of our named executive officers were set by the Committee in its sole discretion after consultation with its independent compensation consultant and discussions with the President and Chief Executive Officer.

For 2022, the Compensation Committee approved base salary increases of 2.9% for Mr. Cremers and 3.0% for each of Messrs. Richards and Ball and Mses. Cribb and Tyler. The increases were based on consideration of (i) their individual performance over time and (ii) continued tracking and alignment to the midrange competitive markets for the specific role.

Name	Base Salary Increase (% Increase)	Base Salary 2022 ($)	Base Salary 2021 ($)
Eric J. Cremers	2.9	900,000	875,000
Jerald W. Richards	3.0	473,800	460,000
Ashlee Townsend Cribb	3.0	437,800	425,000
Michele L. Tyler	3.0	382,500	371,300
Darin R. Ball	3.0	311,500	302,400

2022 Annual Cash Incentive Awards

Pursuant to the terms of the company’s Annual Incentive Plan, each year the Compensation Committee establishes target annual bonuses for our executive officers as a percentage of base salary based on the recommendations of management and the Committee’s independent compensation consultant after a review of the compensation practices of companies of comparable size both in our industry and generally. These targets are set forth below under “Summary Comparison of 2022 Target and Actual Compensation.”

Annual bonuses are subject to adjustment based on corporate and operating division financial performance. At the beginning of the year, the Committee, with input from our President and Chief Executive Officer, approves a scale of modifiers for our executive officers based on a range of possible financial performance outcomes. At the end of the year, actual financial performance is compared to the Committee’s pre-approved performance scale to determine the modifiers to apply to the target awards. Awards may be further adjusted based on the results of the individual employee’s annual performance review, the operating division’s performance, the company’s overall performance or unusual, extraordinary or infrequently occurring items. The Committee also considers safety performance, environmental performance and other factors when approving awards. Under the Annual Incentive Plan, the Committee also has discretionary authority to reduce awards to executive officers to zero or increase awards to executive officers up to 200%.

In order to reflect both our REIT structure and our wood products operations, we used the following performance measures for purposes of the 2022 annual cash incentive awards:

•
Funds from operations, or FFO, measured at the corporate level against a pre-defined target; and
•
Earnings before interest, taxes, depreciation, depletion and amortization, or EBITDDA, measured at each operating division against pre-defined targets.

We define FFO as net income, plus depletion, depreciation and amortization, basis of real estate sold, and certain special items such as pension settlement charge, gain on fire damage, CatchMark merger-related expenses, environmental charge, non-cash asset impairments and eliminations. FFO was also adjusted to remove the post-merger contribution of the former CatchMark operations in 2022 because those operations were not included in the target. The use of this measure is intended to focus eligible employees on generating profits by both increasing revenues and controlling costs. In addition, FFO is the primary measure used by the investment community to measure REIT performance. We believe that profitable growth reflected in our FFO and EBITDDA measures will drive stockholder value over time. Furthermore, the Committee believes that at the division level, measuring EBITDDA rather than FFO is a simpler approach and provides more transparency to employees, as the divisions do not make capital allocation decisions.

Pursuant to our Annual Incentive Plan, at the beginning of 2022, a target incentive pool value was calculated based on the sum of the target annual incentive amounts for each participant in the plan. Based upon the company’s 2022 budget approved by our Board and the input and recommendations of management, the Committee approved the following FFO performance scale and the corresponding incentive pool modifiers for 2022:

Performance Level	2022 FFO Performance (Versus 2022 FFO Budgeted Target)	Incentive Pool Multiplier (Multiple of Target Pool)
Threshold	80% of $309.5 million FFO Budget, or $247.6 million FFO	0.25 x Target Pool
Target	100% of $309.5 million FFO Budget	1.00 x Target Pool
Maximum	126.7% of $309.5 million FFO Budget, or $392.1 million FFO	2.00 x Target Pool

The incentive pool multiplier for FFO performance proportionately increases or decreases between threshold and target levels and between target and maximum levels. The incentive pool is not funded for FFO performance below threshold level. The funding scale is determined each year with consideration to the ratio of incentive dollars to FFO dollars above threshold and up to maximum.

The company’s actual 2022 FFO is calculated as follows (dollars in millions):

Net income	$333.9
Total depreciation, depletion and amortization	98.2
Basis of real estate sold	29.9
Pension settlement charge, net of tax	10.6
Gain on fire damage, net of tax	(25.7)
CatchMark merger-related expenses, net of tax	27.1
CatchMark EBITDDA	(10.1)
Environmental charge, net of tax	4.1
FFO	$468.0

For 2022, the company’s actual FFO was $468.0 million, or 151.2% of the budgeted target of $309.5 million, which resulted in a calculated incentive pool multiplier of 2.0.

The overall funded incentive pool was allocated to create incentive pools for corporate and operating divisions based on the following:

•
Corporate: corporate FFO performance, modified based on the achievement of measurable strategic objectives; and
•
Operating Divisions: operating division EBITDDA performance (weighted 75%) and corporate FFO performance (weighted 25%).

The operating division allocation is based in part on corporate FFO performance to motivate the divisions to work together to maximize the divisions' contribution to company FFO in the event that for reasons beyond a division’s control (e.g., a market downturn) division EBITDDA goals cannot be met. The Committee has discretion to adjust FFO and EBITDDA calculations for extraordinary items, as appropriate, and to reduce or increase awards.

The actual 2022 EBITDDA performance for each operating division relative to the target 2022 EBITDDA performance was as follows:

Operating Division	Actual 2022 EBITDDA ($ in millions)(1)	Target 2022 EBITDDA ($ in millions)	Percent of Target Achieved (%)
Timberlands	240.0	182.1	131.8
Wood Products	290.9	187.1	155.5
Real Estate	72.6	50.3	144.3

(1)
Each operating division’s actual 2022 EBITDDA is shown in Note 2 to the audited consolidated financial statements included in our 2022 Annual Report on Form 10-K. Actual 2022 EBITDDA for each of the Timberlands and Wood Products divisions was calculated by taking the division’s operating income and adding depreciation, depletion and amortization. Actual 2022 EBITDDA for the Timberlands division was adjusted by subtracting CatchMark EBITDDA of $9.4 million. Actual 2022 EBITDDA for the Real Estate division was calculated by taking the division’s operating income and adding the basis of real estate sold before eliminations and adjustments plus depreciation. Actual 2022 EBITDDA for the Real Estate division was adjusted by subtracting CatchMark EBITDDA of $0.7 million.

Determination of 2022 Annual Incentive Award Payment. The Compensation Committee made awards from the applicable funded incentive pool to our named executive officers based on recommendations from the President and Chief Executive Officer, competitive data provided by the independent compensation consultant and the results of individual performance reviews.

In determining the award for Mr. Cremers, the Committee considered its evaluation of his performance against his financial, operational and strategic goals for 2022. These goals included, among other goals: (i) for the Wood Products Division to improve safety performance both in terms of incident rate and severity rate and maintain conformance to environmental permits; (ii) for the Timberlands Division to maintain compliance with State Forest Practices Act Standards or Federal standards, including the Endangered Species Act; (iii) human capital goals regarding attracting and developing a diverse management team capable of executing on the company’s long-term strategic objectives; (iv) continue to make progress on ESG matters, including but not limited to issuing our inaugural carbon and climate report and launching a new ESG section of our website; (v) rebuild the Ola mill and become operational by the second half of 2022; (vi) finalize the Waldo modernization project and begin implementation; (vii) integrate the Loutre Land and Timber Company acquisition, including a goal relating to increasing southern harvest volume incrementally; and (viii) continue to grow the business via accretive M&A projects. The Committee discussed its evaluation of Mr. Cremers's performance in executive session without his presence.

The recommendations of the President and Chief Executive Officer to the Committee concerning the payment of awards for each of the other executive officers were based on the individual performance evaluations of those officers. These evaluations took into account objective criteria in the form of operating results against budget, and subjective criteria such as performance against strategic goals which involve the exercise of discretion and judgment in assessing performance.

2022 Long-Term Equity Incentive Awards

Our long-term incentive program is intended to link compensation to long-term company performance. Under our long-term incentive program, we grant two types of equity awards:

•
performance shares, which reward employees for company performance over a three-year period that exceeds the applicable performance peer groups, encourage employees to focus on the creation of long-term stockholder value and align the interests of employees with those of our stockholders; and

•
restricted stock units, which vest on December 31 immediately preceding the third anniversary of the grant date, and aid in the recruitment and retention of key employees.

The effective grant date for equity awards is the day of the Compensation Committee meeting at which the awards are approved, typically in February of each year. These meetings are scheduled well in advance of the actual meeting date and are not coordinated with the release of any material, non-public information. Equity grants to executive officers who are hired during the year are generally effective upon the executive’s start date.

Long-Term Equity Incentive Award Guidelines. The Compensation Committee has approved “guideline” long-term incentive values for each executive eligible for long-term equity incentive awards other than the President and Chief Executive Officer. These guideline values are targeted at the median of competitive practice, and for the 2022 long-term incentive grants, were based on a 2020 assessment of compensation programs of comparably sized companies by the Committee’s independent compensation consultant. Guideline values are converted to performance shares and restricted stock units in a given year by dividing the values by an amount equal to the closing price of company common stock on the grant date. The actual number of equity awards granted to eligible employees is further subject to an increase or decrease from the guideline value at the Committee’s discretion, based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. In the case of the company’s President and Chief Executive Officer, the Committee determines in its sole discretion the number of equity awards to be granted based on a review by the Committee’s independent compensation consultant of competitive practices and the Committee’s evaluation of the President and Chief Executive Officer’s performance.

Restricted Stock Units. The annual restricted stock unit grants vest on December 31 immediately preceding the third anniversary of the grant date unless the officer’s employment with the company is terminated for any reason other than death, disability or retirement. See “Potential Payments upon Termination or Termination Following a Change in Control.” We have also granted restricted stock units to newly hired executives to replace the value of equity awards that were forfeited when they left their prior employer and to align the interests of new executives to those of our stockholders.

Performance Shares. Performance shares are earned based on the company’s TSR over a three-year performance period relative to the median TSR of performance peer group (weighted 50%) and the company’s TSR percentile ranking relative to all companies within the NAREIT All Equity REITs Index (of which we are a member) (weighted 50%) over such performance period. TSR is calculated based on stock price appreciation plus cash and share distributions. See “2022 Long-Term Equity Incentive Awards – Performance Peer Group.”

Threshold, Target and Maximum. The Compensation Committee believes that for purposes of measuring company performance for awarding performance shares:

•
performance measures should be subject to thresholds so that an executive officer’s compensation should be at risk if minimal performance is not achieved;
•
performance measures at which 100% of target amounts are earned should be established at median levels, consistent with our philosophy of compensating executives at or near the median compensation paid by companies of comparable size; and
•
performance-based compensation should be capped at 200% of targeted shares in order to maintain fiscal discipline and reduce risk-taking.

2022 Long-Term Equity Incentive Awards. In February 2022, the Compensation Committee approved long-term incentive awards for all eligible employees consisting of performance shares (75%) and restricted stock units (25%).

The performance shares granted in 2022 to the President and Chief Executive Officer and other employees are earned based upon company performance over a three-year period ending December 31, 2024. The following table sets forth the relative TSR performance scale and the corresponding number of shares earned as a percentage of the weighted targets that were set by the Committee. The percentage of performance shares earned is the sum of the percentage multiple in each column divided by two.

POTLATCHDELTIC CORPORATION TSR COMPARISON

Median TSR of Four Performance Peers	Percent of Shares Issued (%)	TSR Percentile Ranking NAREIT All Equity REITS Index	Percent of Shares Issued (%)
(weighted 50%)		(weighted 50%)
Below Threshold	—	Below Threshold	—
Threshold (Median – 7.5%)	25	Threshold (33rd percentile)	25
Target (Median)	100	Target (50th percentile)	100
Maximum (Median + 15%)	200	Maximum (85th percentile)	200

The number of performance shares earned for each factor proportionately increases or decreases between threshold and target levels for the factor and between target and maximum levels for the factor. The Committee continues to believe that no performance shares should be earned with respect to a performance factor for performance below the applicable threshold performance level.

Adjustments to Performance Share Awards. The Compensation Committee reserves the right to reduce or eliminate any performance share award to an executive, or to all executives as a group for any reason. The Committee did not exercise this authority for 2022.

Performance Peer Group. As a specialized REIT, we consider our peer companies for purposes of TSR comparisons to consist of “pure play” timber REITs and other forest product companies. Four forest product companies are used for comparing our TSR when determining performance share outcomes. The forest product companies used for TSR comparisons in 2022 are as follows:

Company	Annual Revenue ($)(1)	Market Capitalization ($)(2)	GICS Sub Industry
Weyerhaeuser	10,184	23,164	Specialized REITs
UFP Industries (formerly known as Universal Forest Products)	9,627	5,232	Building Products
Rayonier	909	5,061	Specialized REITs
St. Joe	252	2,455	Diversified Real Estate Activities
PotlatchDeltic Corporation	1,331	3,706	Specialized REITs

(1)
In millions, for the 2022 fiscal year, based on publicly available information.

(2)
In millions as of March 1, 2023.

As the number of publicly traded forest products companies has declined, we supplemented our peer group starting in 2015 with the NAREIT All Equity REIT Index.

CatchMark Timber Trust, Inc. is no longer in our peer company group due to the CatchMark Merger.

Summary Comparison of 2022 Target and Actual Compensation

The following table shows the target and the actual amounts for salary and annual and long-term incentive awards for our named executive officers, along with the 2022 percentage of total direct compensation represented by the amount of each component (i.e., the mix of pay).

		TARGET VALUE			ACTUAL VALUE
	TARGET 2022 TOTAL DIRECT COMPENSATION(1)			ACTUAL 2022 TOTAL DIRECT COMPENSATION(1)
Name	Salary ($) (% of Total)	Target short-term incentive award ($)(cash) (% of Total)	Guideline long-term incentive grant value ($)(equity)(2) (% of Total)	Salary ($)(3) (% of Total)	Actual short-term incentive award ($)(cash) (% of Total)	Actual long-term incentive grant value ($)(equity) (% of Total)
Eric J. Cremers	900,000	900,000	2,115,000	896,154	1,800,000	2,115,000
	23.0	23.0	54.0	18.6	37.4	44.0
Jerald W. Richards	473,800	307,970	639,600	471,677	615,900	639,600
	33.3	21.7	45.0	27.3	35.7	37.0
Ashlee Townsend Cribb	437,800	197,010	481,600	435,831	394,000	481,600
	39.2	17.6	43.2	33.2	30.0	36.8
Michele L. Tyler	382,500	191,250	439,900	380,777	382,500	439,900
	37.7	18.9	43.4	31.6	31.8	36.6
Darin R. Ball	311,500	140,175	311,500	310,100	280,400	311,500
	40.8	18.4	40.8	34.4	31.1	34.5

(1)
Total direct compensation is the sum of base salary, annual cash incentives and long-term equity incentives.

(2)
These amounts represent the dollar value of the restricted stock unit award granted in February 2022, and the target value of the performance shares granted in February 2022 for the performance period 2022-2024, in each case computed by multiplying the guideline value by the individual performance modifier. Such amounts may or may not be paid out depending on the company’s performance or the executive’s continued employment, as applicable, over the three-year vesting and performance period. See “2022 Long-Term Equity Incentive Awards” for a description of performance measures and threshold, target and maximum goals for performance share awards.

(3)
This column includes salary paid for the full or partial year the employee worked. Actual salaries differ from target due to timing of merit increase fulfillment.

Other Elements of the Executive Compensation Program

We do not provide excessive perquisites or other personal benefits to our named executive officers, such as aircraft for personal use, paid parking spaces, or company cars. We do pay insurance premiums for accidental death and dismemberment insurance and we may reimburse executive officers for certain relocation expenses pursuant to a relocation program. Pursuant to the company’s relocation program, reimbursement of the employee’s loss on sale of his or her home is capped and the relocating employee’s home is only purchased if not sold within 90 days and then only at a purchase price equal to the average of two independent appraisals of fair market value. The company may provide tax protection for costs associated with relocation. Our health care and other medical insurance programs, as well as our 401(k) Plan, are the same for all salaried employees, including officers.

Salaried Retirement Plan. Our Salaried Retirement Plan provides a pension to our salaried and certain other eligible employees who were participants in the plan before January 1, 2011, including certain of our named executive officers. We believe this plan is competitive with our peers and is intended to provide a source of income for our salaried and certain other eligible employees following retirement. This plan is discussed in detail on pages 51 and 52. Effective January 1, 2011, our Salaried Retirement Plan was closed to new entrants.

Supplemental Plan II. Our Salaried Supplemental Benefit Plan II (Supplemental Plan) provides retirement benefits to our eligible salaried employees including our named executive officers, based upon the benefit formula of our Salaried Retirement Plan and our Salaried 401(k) Plan but without regard to the IRS compensation and benefit limitations applicable to these tax-qualified plans. We believe this plan is competitive with our peers and companies of comparable size, and is intended to provide a retirement benefit commensurate with participant compensation, as we do for other employees. This plan is discussed in detail on pages 52 and 53.

401(k) Plan. Our Salaried 401(k) Plan permits our salaried and certain other eligible employees, including our named executive officers, to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. We match $0.70 for every $1.00 that a participant contributes to our Salaried 401(k) Plan, up to the first 6% of his or her eligible compensation, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are 100% vested in the matching contributions upon completion of two years of service. In connection with the closure of our Salaried Retirement Plan to new employees in 2011, we amended our Salaried 401(k) Plan to provide for annual company contributions equal to 3% of eligible compensation for employees hired between January 1, 2011 and June 1, 2015, in addition to the company match. Employees hired after June 1, 2015 receive only the company match.

Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Post-Termination Severance Benefits. The company maintains a severance program that provides severance benefits to our named executive officers and certain other officers and executive employees. Benefits are payable under the severance program both in connection with a termination of the executive officer’s employment with us and in connection with a separation of employment following a change in control. The Committee believes the severance program is competitive with those of our peer companies and serves our recruitment and retention efforts. The section entitled “Potential Payments Upon Termination or Termination Following a Change in Control” provides additional information regarding the severance program and the estimated potential incremental benefits under the program for the named executive officers.

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

President and Chief Executive Officer	Value of Shares = 5 x Base Salary
Chief Financial Officer	Value of Shares = 2 x Base Salary
Vice President	Value of Shares = 2 x Base Salary

Each executive must acquire within five years of his or her becoming an executive officer subject to the stock ownership guidelines, a minimum number of shares based on the applicable value shown above. Shares held in a brokerage account, an account with our transfer agent or in our 401(k) Plan, common stock units owned as a result of deferred awards paid under our annual incentive program and any vested restricted stock units all count towards the ownership requirement. Shares subject to unvested restricted stock units or unearned performance shares, however, do not count toward the ownership guidelines. An executive must meet and maintain the stock ownership requirement in order to sell any company stock.

As of March 1, 2023, all of our named executive officers met their stock ownership requirements or had less than five years’ tenure as an executive officer and were in compliance with the guidelines. See “Security Ownership of Directors and Executive Officers.”

Our officers’ stock ownership guidelines may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Officer Stock Ownership Guidelines.”

Prohibition on Hedging and Pledging

The company’s Securities Compliance and Insider Trading Policy prohibits directors, officers and employees from engaging in speculative transactions involving company securities, including entering into hedging or monetization transactions or similar arrangements with respect to company securities. The policy also prohibits directors and executive officers from pledging company securities except under limited circumstances and with approval by the Compensation Committee.

A copy of our Securities Compliance and Insider Trading Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Securities Law Compliance and Insider Trading Policy.”

Recovery of Incentive Compensation

The Compensation Committee has adopted a “clawback” policy, which provides that all incentive awards granted to executive officers after December 31, 2009 will provide our Board of Directors the discretion to require that the executive officer reimburse the company if:

•
payment was predicated upon the achievement of specific financial results that were subsequently the subject of a material financial restatement;
•
in the Board’s view, a company employee engaged in fraud or misconduct that caused or partially caused the need for such material financial restatement by the company; and
•
lower payment, settlement, grant or vesting would have occurred based upon the restated financial results.

The amount to be reimbursed is the amount by which any incentive awards previously paid, settled, granted or vested on the basis of previously stated financial results within the two year period preceding the date of disclosure of the material financial restatement, exceeded the lower amounts that would have been paid, settled, granted or vested based on the restated financial results.

A copy of our Incentive Compensation Recovery Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Incentive Compensation Recovery Policy.”

Tax Considerations

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for certain of our named executive officers. In reviewing and establishing our compensation program and payments, the Compensation Committee considers the anticipated tax treatment to the Company and the named executive officers. However, deductibility of compensation is only one factor that the Compensation Committee takes into account in setting executive compensation, and the Compensation Committee retains the flexibility to award compensation that is not deductible in its discretion.

REPORT OF THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE

The Executive Compensation and Personnel Policies Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2022 Annual Report on Form 10-K.

The Committee Members

D. Mark Leland (Chair)
Linda M. Breard William L. Driscoll Lawrence S. Peiros

EXECUTIVE COMPENSATION TABLES

2022 Compensation

Summary Compensation Table

The table below sets forth information regarding the compensation for each of our 2022 named executive officers. The information contained in the Summary Compensation Table should be viewed together with the “2022 Grants of Plan-Based Awards” table, which includes target levels for annual incentive awards and long-term performance share awards, to obtain the most accurate representation of annual and long-term incentive compensation elements and the total compensation provided to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric J. Cremers	2022	896,154	—	2,725,012	1,800,000	—	111,368	5,532,534
President and Chief Executive Officer (5)	2021	866,069	—	2,453,664	1,575,000	715,674	80,445	5,690,852
	2020	614,231	—	810,834	863,800	645,624	32,234	2,966,723

Jerald W. Richards	2022	471,677	—	824,102	615,900	—	79,609	1,991,288
Vice President and Chief Financial Officer	2021	452,615	—	761,871	598,000	—	64,715	1,877,201
	2020	410,154	—	498,070	412,000	—	31,666	1,351,890

Ashlee Townsend Cribb (6)	2022	435,831	—	613,394	394,000	—	143,699(7)	1,586,924
Vice President, Wood Products	2021	168,365	198,000(8)	911,670	159,400	—	98,099	1,535,534

Michele L. Tyler	2022	380,777	—	566,760	382,500	—	33,679	1,363,716
Vice President, General Counsel and Corporate Secretary	2021	369,638	—	523,874	371,300	—	32,680	1,297,492
	2020	358,885	—	435,844	360,500	—	62,365	1,217,594

Darin R. Ball	2022	310,100	—	401,390	280,400	—	26,948	1,018,838
Vice President, Timberlands	2021	301,046	—	370,988	272,200	324,935	25,988	1,295,157
	2020	292,277	—	308,644	264,200	254,708	13,890	1,133,719

(1)
This column shows the aggregate grant date fair value, computed in accordance with FASB Topic 718, but excluding the effect of any estimated forfeitures, of performance shares (at target) and restricted stock units granted in 2020, 2021 and 2022. In accordance with FASB Topic 718, the grant date fair value reported for all restricted stock units was computed by multiplying the number of shares subject to the restricted stock unit award by the closing price of our stock on the grant date. The grant date fair values reported for performance shares were based upon the probable outcome of the TSR condition, which amounts were determined consistent with the estimate of the aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB Topic 718, excluding the effect of estimated forfeitures. The estimate of the aggregate compensation cost to be recognized over the performance period was determined by using a Monte Carlo simulation model, yielding a value of $76.18 per share for the 2022 grant, $69.72 per share for the 2021 grant, and $45.04 per share for the 2020 grant. The assumptions made in connection with this estimate are discussed in Note 12 to our Financial Statements included in our 2022 Form 10-K.
(2)
This column reflects the cash awards earned under our annual incentive plan.
(3)
Amounts shown represent the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit pension plans. For 2022, the amounts were -$92,897 for Mr. Cremers and -$202,314 for Mr. Ball. No portion of the amounts shown in this column is attributable to above-market or preferential earnings on deferred compensation.
(4)
2022 amounts shown include 401(k) company match of $12,810 for Mr. Cremers, $21,960 for Mr. Richards, $12,810 for Ms. Cribb, $12,810 for Ms. Tyler and $12,810 for Mr. Ball; allocations under the 401(k) Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan II of $88,071 for Mr. Cremers, $55,057 for Mr. Richards, $11,482 for Ms. Cribb, $18,777 for Ms. Tyler and $11,646 for Mr. Ball; premiums paid for life insurance in the amount of $8,987 for Mr. Cremers, $2,592 for Mr. Richards, $2,395 for Ms. Cribb, $2,092 for Ms. Tyler and $2,492 for Mr. Ball; premiums paid for accidental death and disability insurance in the amount of $398 for Ms. Cribb; and company match of $1,500 under our Matching Gift for Education Program for Mr. Cremers.
(5)
In 2020, Mr. Cremers served as President and Chief Operating Officer.
(6)
Ms. Cribb joined the Company in 2021.
(7)
The amount shown for Ms. Cribb also includes the following payments and reimbursements made pursuant to our salaried employee relocation program: (i) $65,738 of relocation expenses and (ii) tax gross-up of $45,197 relating to reimbursed amounts included in gross income. It also includes $5,679 for costs associated with attendance by Ms. Cribb and, in some cases, her spouse, at charity, industry, vendor or other events.
(8)
The amount shown for Ms. Cribb represents a replacement bonus paid pursuant to her offer letter.

2022 Grants of Plan-Based Awards

The table below provides information regarding 2022 grants of annual and long-term incentive awards for the named executive officers, including the range of estimated possible payouts under our annual incentive plan and estimated future payouts under our performance share program and the grant date fair value of restricted stock units. The following table excludes any dividend equivalents that may become payable with respect to the awards.

								All Other Stock Awards:
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric J. Cremers	2/10/2022				7,208	28,830	57,660		2,196,269
	2/10/2022							9,610	528,742
		225,000	900,000	3,600,000
Jerald W. Richards	2/10/2022				2,180	8,719	17,438		664,213
	2/10/2022							2,906	159,888
		76,993	307,970	1,231,880
Ashlee Townsend Cribb	2/10/2022				1,641	6,565	13,130		500,122
	2/10/2022							2,188	120,384
		49,253	197,010	788,040
Michele L. Tyler	2/10/2022				1,499	5,996	11,992		456,775
	2/10/2022							1,999	109,985
		47,813	191,250	765,000
Darin R. Ball	2/10/2022				1,062	4,247	8,494		323,536
	2/10/2022							1,415	77,853
		35,044	140,175	560,700

(1)
Actual amounts paid under our annual incentive plan for performance in 2022 were paid in February 2023 (unless deferred under our Management Deferred Compensation Plan) and are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan range from zero to 2.0 times target, based on company performance for the year multiplied by individual modifiers ranging from zero to 2.0. The amounts shown are for target performance. To show the lowest and highest awards available, the amounts shown for threshold assume .25 times target and those for maximum assume 2.0 times target and the maximum individual modifier. See the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The annual incentive plan is described in “Compensation Discussion and Analysis” beginning on page 31.
(2)
Amounts shown represent the threshold, target and maximum performance shares for the 2022-2024 performance period. Performance shares are granted at target performance level. The performance share program is described in “Compensation Discussion and Analysis” beginning on page 31.
(3)
This column includes Restricted Stock Units (RSUs) granted in 2022 that vest on December 31 immediately preceding the third anniversary of the grant date, unless the officer’s employment with the company is terminated for any reason other than death, disability or retirement or in connection with a Change in Control. See “Potential Payments upon Termination or Termination Following a Change in Control.”
(4)
The grant date fair value of the restricted stock units has been calculated using the closing price of our common stock on the grant date (February 10, 2022) of $55.02, as described more fully in footnote (1) to the Summary Compensation Table. The grant date fair value of the performance share awards has been calculated based on the probable outcomes of the TSR condition as of the grant date, consistent with FASB topic 718, yielding a value of $76.18 per performance share.

Current Equity Holdings

2022 Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding the outstanding unvested or unearned stock awards held by the named executive officers as of December 31, 2022. The market value of unvested stock awards is based on the closing stock price of company common stock of $43.99 on Friday, December 30, 2022, the last trading day of the year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Eric J. Cremers
Performance Share Grant (2021-2023)			32,709	1,438,869
Performance Share Grant (2022-2024)			61,238	2,693,860
RSU Grant (2021-2023) (5)	10,618	467,086
RSU Grant (2022-2024) (6)	10,079	443,375
Jerald W. Richards
Performance Share Grant (2021-2023)			10,156	446,762
Performance Share Grant (2022-2024)			18,520	814,695
RSU Grant (2021-2023) (5)	3,385	148,906
RSU Grant (2022-2024) (6)	3,086	135,753
Ashlee Townsend Cribb
Performance Share Grant (2022-2024)			13,994	613,397
Special RSU Grant (2021-2023) (7)	10,121	445,223
Special RSU Grant (2021-2024) (8)	10,121	445,223
RSU Grant (2022-2024) (6)	2,323	102,189
Michele L. Tyler
Performance Share Grant (2021-2023)			6,983	307,182
Performance Share Grant (2022-2024)			12,736	560,257
RSU Grant (2021-2023) (5)	2,327	102,365
RSU Grant (2022-2024) (6)	2,123	93,391
Darin R. Ball
Performance Share Grant (2021-2023)			4,945	217,531
Performance Share Grant (2022-2024)			9,020	396,790
RSU Grant (2021-2023) (5)	1,609	70,780
RSU Grant (2022-2024) (6)	1,484	65,281

(1)
Includes number of restricted stock units granted, plus dividend equivalents through December 31, 2022. Also includes restricted stock units that are not subject to forfeiture and will be paid out upon the officers’ separation from the company.

(2)
Value of restricted stock units calculated using the $43.99 per share closing price of our common stock on Friday, December 30, 2022.

(3)
This column shows performance shares granted, plus dividend equivalents accrued through December 31, 2022. Dividend equivalents were calculated using the closing price of our common stock on the dividend payment date. The award grants for the 2021-2023 performance period are shown at target. The award grants for the 2022-2024 performance period are shown at maximum. The actual number of shares that could be issued upon settlement of these awards may be more or less than the amounts shown in the table.

(4)
Value of performance shares calculated using the $43.99 per share closing price of our common stock on Friday, December 30, 2022.

(5)
100% of the shares listed will vest on December 31, 2023.

(6)
100% of the shares listed will vest on December 31, 2024.

(7)
100% of the shares listed will vest on July 28, 2024.

(8)
100% of the shares listed will vest on July 28, 2025.

2022 Stock Vested

For the year 2022, the table below provides, for each of our named executive officers, the number of stock awards vested and the value realized due to the vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Eric J. Cremers	26,803	1,274,483
Jerald W. Richards	16,593	788,997
Ashlee Townsend Cribb	—	—
Michele L. Tyler	14,519	690,378
Darin R. Ball	10,207	485,343

(1)
This column includes the gross number of performance shares earned for the performance period 2020-2022, plus dividends accrued during the performance period. The Compensation Committee approved settlement of the performance shares in February 2023 and actual settlement occurred in the same month. Additionally, this column includes restricted stock units that vested in 2022 plus dividends accrued during the vesting period. Sales for tax purposes resulted in fewer shares received by each named executive officer than shown in the table.

(2)
The value of the performance shares was calculated using the $47.55 per share closing price of company common stock on February 9, 2023 (the date the Compensation Committee approved payment of the awards). Restricted stock units are calculated using the market value of the underlying shares on the vesting date, including the market value of any dividend equivalents that have accrued on the underlying shares as of the vesting date. Dividend equivalents for performance shares and restricted stock units are calculated using the closing price of our common stock on the dividend payment dates.

Post-Employment Compensation

2022 Pension Benefits

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Salaried Retirement Plan, or Retirement Plan, and under the Retirement Plan Supplemental Benefit portion of our non-qualified Salaried Supplemental Benefit Plan II, or Supplemental Plan. Effective January 1, 2011, the company closed the Retirement Plan and the Supplemental Plan to employees hired on or after that date.

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Eric J. Cremers	Supplemental Plan Retirement Plan	15.46 15.46	3,113,226 660,593	— —
Jerald W. Richards (1)	Supplemental Plan	—	—	—
	Retirement Plan	—	—	—
Ashlee Townsend Cribb (1)	Supplemental Plan Retirement Plan	— —	— —	— —
Michele L. Tyler (1)	Supplemental Plan Retirement Plan	— —	— —	— —
Darin R. Ball	Supplemental Plan Retirement Plan	19.72 19.72	500,931 754,183	— —

(1)
Mr. Richards, Ms. Cribb and Ms. Tyler joined the company after January 1, 2011 and therefore do not participate in the Retirement Plan.
(2)
The present value of accumulated benefits was computed by Mercer, the company’s pension actuary, utilizing the following assumptions: discount rate of 5.6%; normal retirement age of 62 or current age; service as of the fiscal year-end; PRI-2012 white collar Annuitant Mortality with generational projection using Mercer’s modified MP2021 scale (MMP2021); and IRS limitations and Social Security covered compensation as of the measurement date.

Summary of Plan Benefits

Salaried and other eligible employees who were participants in the plan before January 1, 2011, including certain of our named executive officers, are eligible to receive retirement benefits under the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings generally include base salary and annual cash bonus awards or annual cash incentive awards, whichever is higher. Benefits paid under the Retirement Plan are calculated as follows:

Benefit	Benefit Available If:	Benefit Amount
Normal Retirement	Employment with company terminates after eligible employee attains age 65

Calculate the final average monthly earnings (highest consecutive 60 months of final 120 months earnings divided by 60) multiplied by 1%, multiplied by years of credited service, plus portion of final average monthly earnings that exceeds the Social Security Benefit Base multiplied by ½% multiplied by years of credited service up to 35

Early Retirement	Employment with company terminates after eligible employee turns 55 and has ten or more years of vesting service	Calculate the monthly normal retirement benefit (as described above), then reduce that amount by 1/12 of 5% (5% per year) for each month the retirement age is less than age 62

Required survivor benefits are paid under the Retirement Plan. Benefits generally are paid in the form of joint and survivor 50% annuity or single life annuity if the participant is unmarried. Alternate annuity forms of payment are available subject to the actuarial equivalence factors used for all salaried employees in the Retirement Plan.

The benefits payable under the Retirement Plan and our Salaried 401(k) Plan, or the 401(k) Plan, are supplemented by benefits paid under the Supplemental Plan for certain salaried and other eligible employees including our named executive officers. Benefits paid under the Supplemental Plan are calculated in accordance with the normal retirement benefit formula or early retirement formula described in the table above with respect to the Retirement Plan, taking into account the vested benefit that would have been paid under the Retirement Plan if:

•
the limitations imposed by the Internal Revenue Code on maximum eligible annual earnings ($305,000 in 2022) and maximum annual retirement benefits ($245,000 in 2022) did not apply; and
•
any deferred bonus awards were paid to the eligible employee in the year deferred.

From this sum, the benefit paid under the Retirement Plan is subtracted to determine the benefit paid under the Supplemental Plan.

For example, in 2022, the maximum compensation allowed under the Retirement Plan was $305,000. For an executive earning $310,000 in 2022, the Retirement Plan uses compensation of $305,000 in the benefit formula, while the Supplemental Plan uses the full $310,000, producing a higher total benefit value.

Eligible employees become vested in the Supplemental Plan on the completion of five years of vesting service. Benefits paid under the retirement portion of the Supplemental Plan are paid beginning no later than 90 days after the date the eligible employee turns 55 or terminates employment, whichever is later and, at the eligible employee’s election, in one of the annuity forms available under the Retirement Plan (other than the Social Security adjustment option), except benefits with total actuarial present value of $50,000 or less, which are paid in a lump sum.

2022 Nonqualified Deferred Compensation

The table below shows the fiscal year contributions made by and on behalf of each of the named executive officers under the 401(k) Plan portion of the Supplemental Plan, as well as amounts deferred during the fiscal year under our Management Deferred Compensation Plan. The amounts shown for aggregate earnings, aggregate withdrawals/distributions and aggregate balance include all such amounts for these plans as well as the Supplemental Plan and certain other predecessor deferred compensation plans in which the named executive officer participates.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/22) ($)(3)
Eric J. Cremers	—	88,071	(154,205)	—	628,104
Jerald W. Richards	—	55,057	(49,911)	—	265,910
Ashlee Townsend Cribb	—	11,482	60	—	11,543
Michele L. Tyler	—	18,777	(4,893)	—	37,026
Darin R. Ball	—	11,646	(5,231)	—	36,311

(1)
Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the Summary Compensation Table.

(2)
None of the Aggregate Earnings reported in this table are included in the Summary Compensation Table for the 2022 fiscal year because they do not represent above-market or preferential earnings.

(3)
The following amounts of registrant contributions in 2022, 2021 and 2020 included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for 2022, 2021 and 2020, except that the amounts shown for Ms. Cribb have been reported in the Summary Compensation Table only for 2022:

Name	2022 ($)	2021 ($)	2020 ($)
Eric J. Cremers	88,071	60,474	13,828
Jerald W. Richards	55,057	41,372	9,011
Ashlee Townsend Cribb	11,482	—	—
Michele L. Tyler	18,777	18,486	3,103
Darin R. Ball	11,646	11,560	306

In addition to the retirement benefits described above, the Supplemental Plan also provides benefits supplemental to the 401(k) Plan to the extent that an eligible employee has made the maximum contributions permitted under the 401(k) Plan and the eligible employee’s allocations of “company contributions” are reduced under the 401(k) Plan due to Internal Revenue Code limits or because the eligible employee has deferred an applicable award under our annual incentive plan. For years after 2004, eligible employees are credited with contributions under the Supplemental Plan equal to the difference between the amount of company contributions and allocable forfeitures actually allocated to the eligible employee under the 401(k) Plan for the year and the amount of company contributions and allocable forfeitures that would have been allocated to the eligible employee under the 401(k) Plan if the eligible employee had made “participating contributions” equal to 6% percent of his or her earnings determined without regard to the Internal Revenue Code limit on maximum eligible compensation ($305,000 in 2022) and without regard to deferral of any award otherwise payable under our annual incentive plan. Amounts credited to the Supplemental Plan on behalf of eligible employees are deemed to be invested in certain investments allowed under the 401(k) Plan as elected by the eligible employee.

Eligible employees become vested in this supplemental benefit upon the earliest of completion of two years of service, attainment of age 65 while an employee, or total and permanent disability. The supplemental benefits are paid in 10 or fewer annual installments or in a lump sum, at the eligible employee’s election, following separation from service. Benefit payments made under the Supplemental Plan to “key employees,” as defined under the Internal Revenue Code, on account of their separation from service will be delayed for a minimum of six months following their separation date. Account balances that are equal to less than the annual 401(k) contribution limit ($20,500 in 2022) on the date the eligible employee separates from service are paid in a lump sum without regard to the employee’s election.

Certain eligible employees, including the named executive officers, who earn awards under our annual incentive plan are permitted to defer receipt of those awards. These employees may defer receipt of a minimum of 50% and a maximum of 100% of the award pursuant to rules established under our Management Deferred Compensation Plan. Eligible employees, including the named executive officers, may also defer up to 50% of their base salary under the Management Deferred Compensation Plan. At the employee’s election, deferrals may be deemed invested in a stock unit account, a directed investment account with certain deemed investments available under the 401(k) Plan or a combination of these investment vehicles. If stock units are elected, dividend equivalents are credited to the units.

Potential Payments Upon Termination or Termination Following a Change in Control

Severance Program for Executive Employees. The Severance Program for Executive Employees, or Severance Program, provides severance benefits to our named executive officers and certain other officers and certain executive employees. Benefits are payable under the Severance Program both in connection with a termination of the executive officer’s employment with us and in connection with a separation of employment following a change in control.

Termination Other Than in Connection with Change in Control, Retirement, Death or Disability. The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program if the named executive officer’s employment is terminated in the circumstances described below. No benefits are payable if the termination of service is voluntary or for cause, and a separate set of provisions apply when termination is a result of retirement, death or disability. The following table assumes the termination of employment occurred on December 31, 2022.

Name	Cash Severance Benefit ($)(1)	Pro-Rata Annual Bonus ($)(2)	Value of Equity Acceleration ($)(3)	Benefit Continuation ($)(4)	Other ($)(5)	Total ($)
Eric J. Cremers	900,000	—	—	20,676	20,000	940,676
Jerald W. Richards	473,800	—	—	20,676	20,000	514,476
Ashlee Townsend Cribb	437,800	—	—	14,220	20,000	472,020
Michele L. Tyler	382,500	—	—	1,356	20,000	403,856
Darin R. Ball	354,257	—	—	28,850	20,000	403,107

(1)
The executive officers receive severance benefits pursuant to the Severance Program.

(2)
Under the Annual Incentive Plan, if the executive is not employed by the company on the date of the award payout (February 2023) for reasons other than death, disability or retirement, the annual incentive plan award payout is forfeited.

(3)
Unvested performance shares and restricted stock units will be forfeited outside of a change in control, death, disability or retirement termination.

(4)
The executive officers receive a lump sum cash benefit in consideration of future health needs pursuant to the Severance Program.

(5)
Reflects estimated amount for reimbursement for up to twelve months of expenses incurred for outplacement services.

Under the Severance Program, basic severance benefits generally are payable to each eligible employee when his or her employment terminates in the following circumstances:

•
involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•
the subsidiary employing the employee ceases to be a participating company in the Severance Program due to a sale to a third party or a spin-off of the subsidiary, in a transaction that is also a change in ownership or effective control of PotlatchDeltic Corporation or a change in ownership of a substantial portion of PotlatchDeltic Corporation’s assets (but no benefits are payable if the employee continues employment with or is offered the same or better employment terms by the purchaser or spun-off company, and the purchaser or spun-off company maintains a severance plan that is equivalent in all material respects to the Severance Program); or
•
separation from service by the employee within 24 months
•
of a material reduction in his or her authority or responsibility,
•
of a material reduction in his or her base salary,
•
of being required to relocate his or her principal place of business to a place that is 50 miles or more from the prior principal place of business,
•
of a material reduction in his or her benefits under cash or equity-based incentive plans, qualified and nonqualified employee benefit plans, or any employee welfare plan, as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees, or
•
of a material breach by the company of any material, written employment or services agreement.

Upon the occurrence of any of the events described above, (which expressly excludes a termination by the employee outside of the reasons noted above) the following basic severance benefits shown in the above table are payable to the named executive officers:

•
Cash Severance Payment – A cash payment equal to three weeks of the executive officer’s base compensation for each full year of service. The minimum cash benefit is twelve months of base salary.
•
Benefits Payment – A cash benefit in consideration of future health care needs (i.e., medical and dental) in an amount equal to the total monthly premium for such coverage times 12.
•
Outplacement Services – Reimbursement for up to 12 months of expenses incurred for outplacement services.

Termination of an employee’s employment (for reasons other than in connection with a change in control or upon death, disability or retirement) will result in the automatic termination of any unvested performance shares and restricted stock units.

No basic severance benefits are payable under the Severance Program in connection with an eligible employee’s termination generally if (1) the employee separates from service on or after his or her normal retirement date, (2) during the two-year period immediately before retirement, the employee is an eligible employee under the Severance Program, and (3) the employee is entitled to benefits under the Retirement Plan, the 401(k) Plan (excluding benefits representing employee contributions) and the Supplemental Plan which, when converted into a straight life annuity, equal at least $44,000 in the aggregate. The Severance Program document also states that no severance benefits will be payable if the eligible employee is receiving long-term or permanent disability benefits under the company’s disability income plan.

Termination Following a Change in Control. The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program upon a termination of employment in connection with a change in control. Payment of these benefits requires a “double trigger,” or a change in control coupled with an involuntary loss of employment or a voluntary termination of employment for Good Reason (as defined in the Plan document) within one month prior to or two years after the change in control. The following table assumes the termination of employment and a change in control each occurred on December 31, 2022.

Name	Cash Severance Benefit ($)(1)	Pro-Rata Annual Bonus ($)(2)	Value of Equity Acceleration ($)(3)	Benefit Continuation ($)(4)	Enhancement of Retirement Benefits ($)	Other ($)(5)	Total ($)
Eric J. Cremers	5,400,000	900,000	3,916,034	20,676	—	20,000	10,256,710
Jerald W. Richards	1,954,400	307,970	1,204,050	20,676	—	20,000	3,507,096
Ashlee Townsend Cribb	1,587,000	197,010	1,382,077	14,220	—	20,000	3,200,307
Michele L. Tyler	1,434,400	191,250	827,980	1,356	—	20,000	2,474,986
Darin R. Ball	1,129,200	140,175	583,835	28,850	—	20,000	1,902,060

(1)
Mr. Cremers receives a severance benefit equal to three times the sum of his base salary and target annual cash incentive award. The other executive officers receive severance benefits equal to 2.5 times the sum of their respective base salaries and target annual cash incentive awards.
(2)
All executive officers would be entitled to a payment of the pro-rata portion of their target annual cash incentive awards. As the termination event would occur on December 31, 2022 we have shown the full year target annual cash incentive award.
(3)
The Equity Acceleration column is comprised of the realizable value upon acceleration of vesting of unearned performance share awards for the 2021-2023 and 2022-2024 performance periods and acceleration of vesting of restricted stock unit awards. All equity awards have been calculated using the company’s closing stock price on Friday, December 30, 2022 of $43.99.

(4)
The executive officers receive a lump sum cash benefit in consideration of future health needs pursuant to the severance program.
(5)
Reflects estimated amount for reimbursement for up to twelve months of expenses incurred for outplacement services.

Under the Severance Program, benefits are payable to each of our named executive officers upon termination following a change in control. Unless the Compensation Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change in control of the company generally means the occurrence of any of the following events:

•
Consummation of a merger or consolidation involving the company (excluding any transaction where following such transaction,
•
all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the company and the then outstanding voting securities of the company entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of such securities of the successor company, or
•
no person (other than the successor company or any employee benefit plan sponsored or maintained by the company or any of its subsidiaries or the successor company) beneficially owns, directly or indirectly, 30% or more of such securities (excluding ownership resulting from ownership of such securities immediately prior to the transaction), or
•
at least a majority of the members of the board of directors of the successor company were members of the Board of Directors at the time of either the execution of the initial agreement providing for such transaction or the action of the Board of Directors to approve such transaction); or

•
Individuals who as of May 9, 2018 constitute the Board of Directors (or whose later nomination or election to the Board of Directors was approved by at least a majority of such incumbent directors, but excluding any director who was initially nominated as a result of an actual or threatened election contest, solicitation of proxies or consents, or other action by, or on behalf of any person other than the Board of Directors) cease for any reason to constitute at least a majority of the Board of Directors subsequent to May 9, 2018; or

•
Any person acquires beneficial ownership of 30% or more of either the outstanding shares of common stock of the company or the outstanding voting securities of the company entitled to vote generally in the election of directors (excluding any acquisition by the company, any employee benefit plan (or related trust) sponsored or maintained by the company, or corporation pursuant to a transaction that would be excluded from the definition of a merger or consolidation noted above); or

•
Consummation of the sale, lease or exchange of all or substantially all of the assets of the company.

Upon a change in control, the performance period for outstanding unvested performance share awards for the 2021-2023 and 2022-2024 performance periods will be deemed concluded on the effective date of the change of control, and target awards of such performance shares plus dividend equivalents will be converted to restricted stock units that vest at the end of the respective performance period.

In addition, other change in control benefits are payable to our named executive officers if, within two years following a change in control, one of the following events occurs:

•
involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•
separation from service by the employee within 24 months
•
of a material reduction in his or her authority or responsibility,
•
of a material reduction in his or her base salary,
•
of being required to relocate his or her principal place of business to a place that is 50 miles or more from the prior principal place of business,

•
of a material reduction in his or her benefits under cash or equity-based incentive plans, as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees, or
•
of a material breach by the company of any material, written employment or services agreement.

Upon the occurrence of any of the events described above within two years following a change of control, the following change of control severance benefits are payable to our named executive officers:

•
Cash Severance Payment. A cash benefit equal to the employee’s base compensation plus his or her base compensation multiplied by his or her standard bonus percentage, determined as of the date of the change in control or the effective date the employee separates from service, whichever produces the larger amount, multiplied by 3 with respect to our President and Chief Executive Officer, and 2.5 with respect to all other eligible executive officers;
•
Prorated Annual Incentive Award. A cash bonus under our annual incentive plan for the fiscal year of termination, determined based on the executive officer’s target or standard bonus and prorated for the number of months during the fiscal year in which the employee was employed;
•
Benefits Payment. A cash benefit in consideration of future health care needs (i.e., medical and dental) in an amount equal to the total monthly premium for such coverage times 12;
•
Outplacement Services. Reimbursement of up to 12 months of expenses incurred for outplacement services;
•
Enhancement of Retirement Benefits. A lump sum cash benefit equal to the value of the unvested portion, if any, of the employee’s 401(k) account and the unvested portion of the employee’s “401(k) plan supplemental benefit” account under the Supplemental Plan. A lump sum cash benefit equal to the present value of the employee’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and the Supplemental Plan, respectively, if the employee is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service; and
•
Vesting of Restricted Stock Units. All unvested restricted stock units awarded upon conversion of outstanding performance share awards or awarded at least six months prior to the change in control shall become immediately vested upon the employee’s termination.

Benefits Protection Trust Agreement. We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change in control, the Trust will become irrevocable and that within 30 days of the change in control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under the Supplemental Plan; the Management Performance Award Plan and Management Performance Award Plan II (predecessor plans to our current annual incentive plan); the Annual Incentive Plan (our current annual incentive plan); the Severance Program; the Management Deferred Compensation Plan; the Deferred Compensation Plan for Directors; the Deferred Compensation Plan for Directors II; the Severance Program; and certain agreements between us and certain of our former employees. At least annually after the initial funding of the Trust, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Potential Payments Upon Termination in Connection with Retirement, Death or Disability. The following table summarizes the value as of December 31, 2022, of annual incentive plan awards, the number and value of performance shares that our named executive officers would be entitled to receive at the end of the applicable performance periods, and the number and value of restricted stock units for which vesting would have been accelerated, assuming the respective officer’s employment terminated on December 31, 2022, in connection with death, disability or retirement.

Name	Pro-Rata Annual Bonus ($)(1)	Pro-Rated Number of Shares Issued at End of Performance Period (#)(2)	Value of Performance Shares as of December 31, 2022 ($)(3)	Accelerated Number of RSUs (#)(4)	Value of RSUs as of December 31, 2022 ($)(3)	Total ($)
Eric J. Cremers	1,800,000	32,587	1,433,502	10,438	459,168	3,692,670
Jerald W. Richards	615,900	10,013	440,472	3,285	144,507	1,200,879
Ashlee Townsend Cribb	394,000	2,951	129,814	12,020	528,760	1,052,574
Michele L. Tyler	382,500	6,886	302,915	2,259	99,373	784,788
Darin R. Ball	280,400	4,877	214,539	1,567	68,932	563,871

(1)
All executive officers are entitled to a payment of the pro-rata portion of their annual cash incentive award, based on the company’s actual performance. As the termination event would occur on December 31, 2022, we have shown the full year actual annual cash incentive award.
(2)
Performance share awards for the 2021-2023 and 2022-2024 performance periods are paid out on a pro-rata basis, based on “actual” performance. Actual performance may range from 0% to 200%. We have illustrated these awards, on a pro rata basis, assuming target performance, as these awards are mid-cycle. The number of shares represented in this column includes dividend equivalents through December 31, 2022.
(3)
The amounts shown in this column were calculated using the company’s closing stock price on Friday, December 30, 2022 of $43.99.
(4)
The number of restricted stock units, or RSUs, shown in this column reflects the accelerated vesting of RSUs pursuant to the terms of the RSU award grant agreements. The number of shares represented in this column includes dividend equivalents through December 31, 2022. RSUs that vested during 2022 pursuant to the regular vesting schedule for such RSU awards are reflected in the “2022 Stock Vested” table above.

Annual Incentive Plan. Under our annual incentive plan, upon the death, disability or retirement of an employee, the employee or his or her beneficiary or estate, is entitled to a pro rata portion of the employee’s target annual cash incentive award.

Long-Term Equity Incentive Plan. If an employee’s employment terminates during the performance period because of retirement, disability or death, the employee, or his or her beneficiary, is entitled to a prorated number of the performance shares subject to the award. The prorated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the employee is employed during the performance period to the total number of months in the performance period. The prorated number of performance shares, plus dividend equivalents equal to the cash distributions that would have been paid on the shares earned are paid at the end of the applicable performance period. With respect to restricted stock units, if the employee’s employment terminates because of retirement, disability or death, and the vesting of the employee’s restricted stock units is to occur in its entirety as of a single date, the employee, or his or her beneficiary, will be entitled to a pro rata portion of the restricted stock units. If the vesting is to occur ratably, such as 20%, 20% and 60% over a three-year period, the employee, or his or her beneficiary, will receive the already vested restricted stock units as well as the next tranche of restricted stock units scheduled to vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2022 with respect to our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	751,716	—	2,020,508
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	751,716	—	2,020,508

(1)
The number of performance shares issued, as a percentage of the amount subject to the performance share award, could range from 0% to 200%. The number of performance shares to be issued is 397,428, which is based on estimated performance. Also included are 168,178 RSUs and 186,110 deferred compensation stock equivalent units.
(2)
Performance shares and RSUs do not have exercise prices and are therefore not included in the weighted average exercise price calculation.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We recommend a vote FOR this proposal.

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” commencing on page 31, our key compensation objectives are to recruit, motivate and retain talented and experienced executives, ensure our incentive compensation is aligned with short-term and long-term company performance and align our employees’ interests with those of our stockholders. Our executive compensation programs are designed to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We target our compensation levels to be at, or near, the median compensation paid by other comparable companies in our industry. A significant portion of total compensation for our senior executives is at risk and dependent on the achievement of target levels of performance. In addition, in order to maintain fiscal discipline, incentive compensation includes thresholds and caps. We urge stockholders to read the “Compensation Discussion and Analysis” for a more detailed discussion of our executive compensation programs and how they reflect our philosophy and are linked to company performance.

We are asking our stockholders to approve our named executive officer compensation as described in this proxy statement by voting “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the related compensation tables, notes and narratives in the company’s proxy statement for the 2023 Annual Meeting of Stockholders.

The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors. However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

Our Board of Directors has adopted a policy providing for an annual say-on-pay vote until the next required stockholder vote on the frequency of such votes, subject to the Board’s consideration of the results of this year’s advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4).

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We recommend a vote FOR “1 Year.”

Section 14A of the Exchange Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. This non-binding “frequency” vote is required at least once every six years.

Since 2011, following the advisory vote of stockholders in favor of annual “say-on-pay” votes, the company has held such votes every year. Our Board of Directors recognizes the importance of receiving regular input from our shareholders on important issues such as our executive compensation, and believes that at present it should continue to receive advisory input from our stockholders each year; therefore, our Board is recommending an annual “say-on-pay” vote.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below:

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures).

The proxy card provides stockholders with the opportunity to choose among the four options described above and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation that the advisory vote on executive compensation be held every year.

The frequency vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors, and the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Although this advisory vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Cremers, our President and Chief Executive Officer during 2022.

Mr. Cremers had 2022 annual total compensation of $5,532,534 as reflected in the Summary Compensation Table included in this Proxy Statement. His annual total compensation was approximately 79.5 times that of our median employee.

	Pay Ratio
	President and CEO ($)	Median Employee ($)
Base Salary	896,154	63,864
Stock Awards	2,725,012	—
Non-Equity Incentive Plan Compensation	1,800,000	400
Change in Pension Value and Nonqualified Deferred Compensation Earnings	—	—
All Other Compensation	111,368	5,345
TOTAL	5,532,534	69,609

CEO Pay to Median Employee Pay Ratio	79.5	1

We determined the median employee by reviewing the gross income maintained in company payroll records for 2022 for each company employee who was employed by us on December 31, 2022, excluding Mr. Cremers, and identifying the median employee.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“Non-PEO NEOs”) and company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compen- sation Table Total for Michael J. Covey (1) ($)	Compen- sation Actually Paid to Michael J. Covey (1), (2), (3) ($)	Summary Compen- sation Table Total for Eric J. Cremers (1) ($)	Compen- sation Actually Paid to Eric J. Cremers (1), (2), (3) ($)	Average Summary Compen- sation Table Total for Non-PEO NEOs (1) ($)	Average Compen- sation Actually Paid to Non-PEO NEOs (1),(2), (3) ($)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($ Millions)	FFO (5) ($ Millions)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	h)	(i)	(j)	(k)
2022	—	—	5,532,534	3,702,409	1,490,192	1,057,653	124.77	99.67	334	468
2021	—	—	5,690,852	6,965,292	1,479,821	1,625,874	156.00	131.78	424	528
2020	6,838,249	9,713,519	—	—	1,735,782	2,345,324	119.32	92.00	167	302

(1) Michael J. Covey was our PEO for 2020. Eric J. Cremers was our PEO for 2021 and 2022. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Jerald W. Richards	Jerald W. Richards	Jerald W. Richards
Eric J. Cremers	Ashlee Townsend Cribb	Ashlee Townsend Cribb
Thomas J. Temple	Thomas J. Temple	Michele L. Tyler
Michele L. Tyler	Michele L. Tyler	Darin R. Ball
Darin R. Ball

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the company’s NEOs during the applicable year. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Michael J. Covey ($)	Exclusion of Change in Pension Value for Michael J. Covey ($)	Exclusion of Stock Awards for Michael J. Covey ($)	Inclusion of Pension Service Cost for Michael J. Covey ($)	Inclusion of Equity Values for Michael J. Covey ($)	Compensation Actually Paid to Michael J. Covey ($)
2022	—	—	—	—	—	—
2021	—	—	—	—	—	—
2020	6,838,249	(822,451)	(2,248,574)	292,659	5,653,636	9,713,519

Year	Summary Compensation Table Total for Eric J. Cremers ($)	Exclusion of Change in Pension Value for Eric J. Cremers ($)	Exclusion of Stock Awards for Eric J. Cremers ($)	Inclusion of Pension Service Cost for Eric J. Cremers ($)	Inclusion of Equity Values for Eric J. Cremers ($)	Compensation Actually Paid to Eric J. Cremers ($)
2022	5,532,534	—	(2,725,012)	350,285	544,602	3,702,409
2021	5,690,852	(715,674)	(2,453,664)	360,410	4,083,368	6,965,292
2020	—	—	—	—	—	—

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,490,192	—	(601,412)	18,856	150,017	1,057,653
2021	1,479,821	(118,747)	(621,909)	37,806	848,903	1,625,874
2020	1,735,782	(210,572)	(548,727)	82,286	1,286,554	2,345,324

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Michael J. Covey ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Michael J. Covey ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Michael J. Covey ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Michael J. Covey ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Michael J. Covey ($)	Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included for Michael J. Covey ($)	Total - Inclusion of Equity Values for Michael J. Covey ($)
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—
2020	3,483,973	1,074,236	—	1,095,428	—	—	5,653,636

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Eric J. Cremers ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Eric J. Cremers ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Eric J. Cremers ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Eric J. Cremers ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Eric J. Cremers ($)	Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included for Eric J. Cremers ($)	Total - Inclusion of Equity Values for Eric J. Cremers ($)
2022	2,078,755	(832,762)	—	(701,391)	—	—	544,602
2021	2,833,024	628,088	—	622,256	—	—	4,083,368
2020	—	—	—	—	—	—	—

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	460,137	(200,050)	—	(110,070)	—	—	150,017
2021	646,466	24,820	—	239,206	(61,587)	—	848,903
2020	850,210	235,868	—	200,476	—	—	1,286,554

4. The Peer Group TSR set forth in this table utilizes the NAREIT Equity Index (“NAREIT Equity Index”), which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Reports for the years ended December 31, 2022, 2021 and 2020. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the NAREIT Equity Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined FFO to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and FFO

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our FFO during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the NAREIT Equity Index over the same period.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to company performance. These performance measures may not have been the most important financial performance measure for years 2021 and 2020 and we may determine different financial performance measures to be the most important financial performance measures in future years. We break out this table into a separate list for our PEO and for each of our NEOs for 2022. The measures in this table are not ranked.

Eric J. Cremers	Jerald W. Richards	Ashlee Townsend Cribb	Michele L. Tyler	Darin R. Ball
FFO	FFO	FFO	FFO	FFO
TSR	TSR	TSR	TSR	TSR
—	—	EBITDDA	—	EBITDDA

For information on how we use relative TSR, see “Compensation Discussion and Analysis - 2022 Long-Term Incentive Awards.”

PROPOSAL 5 – APPROVAL OF AMENDMENT TO THIRD RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK FROM 100 MILLION TO 200 MILLION

We recommend a vote FOR this proposal.

We are asking our stockholders to approve an amendment to our Third Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock from 100 million (100,000,000) to 200 million (200,000,000) (the “Amendment”). Our Board unanimously adopted the Amendment on December 2, 2022, subject to stockholder approval.

As of March 1, 2023, the company had 79,915,922 shares of common stock outstanding, 2,538,955 shares of common stock reserved for future grants, awards and issuances under the company’s equity incentive plans, including our Amended and Restated 2019 Long-Term Incentive Plan, and 17,545,123 shares of common stock available for issuance. Accordingly, only approximately 17.55% of our authorized common stock is available for issuance. We are not requesting any increase to the company’s authorized number of shares of preferred stock, which will remain unchanged at four million (4,000,000) shares. No shares of the company’s preferred stock are currently issued and outstanding.

Form of the Amendment

Our Board recommends that our stockholders approve the proposed Amendment, which would amend the first paragraph of Article Fourth of our Certificate of Incorporation to read as follows:

The total number of shares of stock which the corporation shall have authority to issue is 204 million (204,000,000). Of said shares, 200 million (200,000,000) shall be common stock with a par value of one dollar ($1) per share and four million (4,000,000) shares shall be preferred stock without par value.

Purpose of the Amendment

Our Board believes it is advisable and in the best interests of the company and our stockholders to increase the total number of authorized shares of common stock in order to provide the company with greater flexibility to successfully pursue its business strategy. A major benefit of our REIT status is our ability to more competitively pursue timberland acquisitions, particularly by using our common stock as all or part of the consideration for such acquisitions. Except for shares of common stock that have already been reserved for issuance, there are currently no agreements, arrangements, commitments, or understandings regarding any specific issuances of additional shares of common stock at this time, but the proposed increase will allow the company to remain flexible to issue shares of common stock for strategic purposes and other business needs. For example, we may issue shares of common stock to fund and complete acquisitions, business combinations or other strategic transactions, to raise capital through equity offerings, to grant equity awards under our Amended and Restated 2019 Long-Term Incentive Plan, to effect stock splits or stock dividends and for other general corporate purposes.

In February 2018, December 2021, and September 2022, the company issued approximately 26.8 million, 2.0 million and 11.5 million newly issued shares of common stock in connection with the mergers with Deltic Timber Corporation (including Deltic’s earnings and profits special distribution), Loutre Land and Timber Company and CatchMark Timber Trust, Inc., respectively.

We believe that the size of the increase we are proposing is appropriate to provide for our long-term growth needs. Although we do not currently have any specific plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal, we intend to continue to consider transactions from time to time that could result in such issuances. Our Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders would be necessary prior to the issuance of the approved additional shares of common stock unless required by the company’s organizational documents, applicable law, or by the rules of the Nasdaq.

The ability to timely take advantage of market conditions and respond quickly to favorable business opportunities is important to our growth and success. Our Board believes that increasing the number of authorized shares of common stock will enable the company to take strategic action without the expense and delay of arranging for a special meeting of stockholders in the future.

Rights of Additional Authorized Shares of Common Stock

The additional authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would be identical in all respects, having the same rights and privileges as the shares of common stock currently authorized and outstanding. Our common stock has no preemptive rights to purchase common stock or other securities.

Potential Adverse Effects of the Amendment

The adoption of the Amendment will not have any immediate dilutive effect. However, to the extent that the additional authorized shares of common stock are issued in the future, such issuances may have a dilutive effect on earnings per share, book value per share, percentage ownership interest or voting rights of present holders of our common stock.

The proposed Amendment could, under certain circumstances, discourage an attempt by another person or entity to take control of the company by providing the company with the capability to engage in actions that would be dilutive to a potential acquirer, pursue alternative transactions or otherwise increase the potential cost to acquire control of the company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the company and has not presented this proposal with the intention that the increase in our authorized shares of common stock be used as a type of anti-takeover device.

Appraisal Rights

Neither the Delaware General Corporation Law, nor our Certificate of Incorporation, nor our Bylaws provides for appraisal or similar rights for dissenting stockholders in connection with this proposal.

Effectiveness of Amendment

If the Amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation setting forth the Amendment with the Secretary of State of the State of Delaware, which we would expect to file following the Annual Meeting; however, in accordance with the Delaware General Corporation Law, our Board reserves the right, notwithstanding stockholder approval of the Amendment and without further action by the stockholders, not to proceed with the Amendment at any time before the filing of the Amendment. If the Amendment is not approved, the number of authorized shares of common stock will remain unchanged.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date will be required to approve the Amendment to effect the authorized share increase. As a result, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval of Proposal 5.

GENERAL INFORMATION

Stockholder Proposals for 2024

We anticipate that the next Annual Meeting of Stockholders will be held in May of 2024. In order to be considered for inclusion in our 2024 proxy statement, stockholder proposals must comply with SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must be submitted in writing to: Office of the Corporate Secretary, PotlatchDeltic Corporation, 601 West First Ave., Suite 1600, Spokane, WA 99201. Proposals must be received on or prior to November 29, 2023.

Our Bylaws require that any stockholders who intend to present an item of business, including nominees for candidates for election as directors, at the 2024 Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our 2024 proxy statement) must provide notice of such business to the Office of the Corporate Secretary at the address above not earlier than January 2, 2024 and not later than the close of business on February 1, 2024. Proposals should include the information set forth in our Bylaws. A copy of our Bylaws may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investor Resources,” and then “Corporate Governance.”

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice of any nomination, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2024 Annual Meeting of Stockholders in accordance with SEC Rule 14a-19 (the universal proxy rules) must provide notice to the Office of the Corporate Secretary at the address above no later than March 2, 2024. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Householding Information

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3078 or by calling 866-593-2351. Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank, or other holder of record.

Other Information

We will make available to a stockholder, free of charge, any of the following documents at the stockholder’s request:

Filings with the Securities and Exchange Commission

•
Annual Reports on Form 10-K
•
Quarterly Reports on Form 10-Q
•
Current Reports on Form 8-K
•
Registration Statements
•
Beneficial Ownership Reports for Directors and Executive Officers

Charter Documents

•
Amended and Restated Bylaws
•
Third Restated Certificate of Incorporation

Committee Charters

•
Audit Committee Charter
•
Executive Compensation and Personnel Policies Committee Charter

•
Nominating and Corporate Governance Committee Charter

Governance Documents

•
Corporate Conduct and Ethics Code
•
Corporate Governance Guidelines
•
Director Nomination Policy
•
Audit Committee Pre-Approval Policy
•
Officer Stock Ownership Guidelines
•
Related Person Transactions Policy
•
Audit Committee Hiring Policy
•
Audit Committee Independence and Financial Expert Policy
•
Securities Law Compliance and Insider Trading Policy
•
Director Independence Policy
•
Director Stock Ownership Guidelines
•
Incentive Compensation Recovery Policy

These documents may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.” You may also submit a request for printed copies by email to investorinfo@potlatchdeltic.com or by mail to the following address:

PotlatchDeltic Corporation

Attn: Corporate Secretary

601 West First Ave., Suite 1600

Spokane, WA 99201

The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Forward-Looking Statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. These forward-looking statements generally are identified by the words “anticipate,” “believe,” 'become," “continue,” “could,” 'develop," “estimate,” “expect, ”'goal," “intend,” “may,” “might,” “likely,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K and in the company’s other filings with the SEC. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

INSTRUCTIONS FOR ATTENDING THE ANNUAL MEETING

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 10, 2023, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. We have worked to offer the same participation opportunities as would be provided at an in-person meeting. You will be able to listen, vote, submit questions and examine our list of our stockholders of record via live webcast from your home or from any remote location that has Internet connectivity.

To be admitted to the Annual Meeting, log onto the virtual meeting platform at www.virtualshareholdermeeting.com/PCH2023, beginning at 8:45 a.m. Pacific Daylight Time on May 1, 2023, and enter your 16-digit Control Number. The Control Number may be found on your proxy card, voting instruction form or notice. Persons without a Control Number may attend the Annual Meeting as guests, but they will not have the option to vote shares, ask questions or examine our list of stockholders of record. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in this proxy statement.

During the Annual Meeting, you may vote by completing a ballot online and ask questions by following the instructions available on www.virtualshareholdermeeting.com/PCH2023. Questions may be submitted through the virtual meeting platform during the Annual Meeting or during the fifteen (15) minutes before commencement of the Annual Meeting. In addition, you may submit questions in advance of the meeting date at www.proxyvote.com after logging in with your Control Number. To allow us to answer questions from as many stockholders as possible, each stockholder will be limited to one question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Types of appropriate questions include questions of general concern to all stockholders, e.g., information about the meeting, the proposals to be voted on, corporate governance and executive compensation. Questions involving personal matters are not pertinent to meeting matters and therefore will not be addressed. If there are any appropriate questions which were not otherwise answered during the meeting, the questions and answers will be posted online and answered on our Investor Relations page of our website at www.potlatchdeltic.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

The Annual Meeting’s Rules of Conduct will be posted on the virtual meeting platform. A replay of the webcast will be available on the Investor Relations page of our website at www.potlatchdeltic.com until May 1, 2024.

The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting and that they can hear streaming audio prior to the start of the meeting.

If you have any technical difficulties or questions regarding the Annual Meeting website, please call the support team at the numbers listed on the log-on screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the Investor Relations page of our website at www.potlatchdeltic.com, including information on when the meeting will be reconvened.

FSC®-Certified Paper PotlatchDeltic Corporation’s 2023 Proxy Statement is printed entirely on FSC-Mix paper manufactured using fiber from responsible and legal sources.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D95525-P85628 ! ! ! ! ! ! ! ! ! POTLATCHDELTIC CORPORATION ATTN: CORPORATE SECRETARY 601 WEST FIRST AVE., STE 1600 SPOKANE, WA 99201 2. Ratification of the appointment of KPMG LLP as our independent auditors for 2023. 1a. Linda M. Breard 1b. Eric J. Cremers 1c. James M. DeCosmo 1d. Lawrence S. Peiros 3. Advisory vote to approve executive compensation. 4. Recommendation, by advisory vote, of the frequency of future advisory votes on executive compensation. 5. Approve the amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock. For Against Abstain 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the election of four Directors to serve until the 2026 Annual Meeting of Stockholders: POTLATCHDELTIC CORPORATION The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote FOR proposal 5. The Board of Directors recommends you vote 1 YEAR on proposal 4. NOTE: In their discretion, the proxies are authorized to vote on such other matters that may properly come before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1 Year 2 Years 3 Years Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Before The Meeting Date Go to www.proxyvote.com or scan the QR Barcode above. Vote by 11:59 P.M. EDT on April 30, 2023 for shares held directly and by 11:59 P.M. EDT on April 26, 2023 for shares held in a 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may also request electronic delivery of information on this website. During the Meeting or Within Fifteen Minutes Prior to the Meeting Go to www.virtualshareholdermeeting.com/PCH2023. Have your proxy card in hand when you access the website and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting date at www.proxyvote.com and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on April 30, 2023 for shares held directly and by 11:59 P.M. EDT on April 26, 2023 for shares held in a 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

D95526-P85628 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. POTLATCHDELTIC CORPORATION Annual Meeting of Stockholders May 1, 2023 9:00 A.M. PDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric J. Cremers, Jerald W. Richards and Michele L. Tyler, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote all of the shares of Common Stock of POTLATCHDELTIC CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 9:00 A.M. PDT on May 1, 2023, at www.virtualshareholdermeeting.com/PCH2023, as designated on the reverse side of this ballot and in their discretion upon all other matters that may properly come before such meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side